Filed pursuant to Rule 424(b)(5)
Registration Statement No. 333-259851

PROSPECTUS SUPPLEMENT
(To Prospectus Dated October 8, 2021)

2,926,000 Shares of Common Stock

631,579 Shares of Common Stock underlying Warrants

LOGIQ, INC.

This prospectus supplement relates to the issuance and sale of up to 2,926,000 shares of our common stock to be issued and sold for cash, and 631,579 shares of our Common Stock underlying a Warrant (the “Warrants”) issued as a commitment fee, to Ionic Ventures, LLC (“Ionic”) under a Purchase Agreement dated March 30, 2022, between the Company and Ionic (the “Purchase Agreement”). We may issue common stock to Ionic upon a “cashless exercise” of the Warrant in accordance with the terms of the Warrant, and therefore, we may not receive any proceeds from such exercise.

Ionic is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended, or the Securities Act. For more information, please see the section of this prospectus supplement titled “Plan of Distribution” beginning on page S-19.

Our common stock is traded on the OTCQX Market under the symbol, “LGIQ”, and on the NEO Exchange in Canada under the same symbol, “LGIQ”. On March 22, 2022, the last reported sales price for our common stock on the OTCQX Market was $1.00 per share, and C$1.23 per share on the NEO Exchange.

You should read this prospectus, together with additional information described under the headings “Incorporation of Certain Information by Reference” and “Where You Can Find More Information”, carefully before you invest in any of our securities.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page S-7 of this prospectus, and under similar headings in any amendments or supplements to this prospectus.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is March 31, 2022.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement relates to the offering of our common stock. Before buying any of the common stock that we are offering, we urge you to carefully read this prospectus, together with the accompanying base prospectus and the information incorporated by reference as described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement, and any free writing prospectus or prospectus supplement that we have authorized for use in connection with this offering. These documents contain important information that you should consider when making your investment decision.

Unless the context requires otherwise, references in this prospectus supplement and the accompanying prospectus to “LGIQ,” “Logiq,” “the Company,” “we,” “us” and “our” refer to Logiq, Inc.

This prospectus supplement describes the terms of this offering of common stock and also adds to and updates information contained in the documents incorporated by reference into this prospectus. To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference into this prospectus that was filed with the Securities and Exchange Commission, or SEC, before the date of this prospectus, on the other hand, you should rely on the information in this prospectus. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference into this prospectus supplement — the statement in the document having the later date modifies or supersedes the earlier statement.

We have not authorized anyone to provide you with information different than that contained or incorporated by reference in this prospectus and any free writing prospectus or prospectus supplement that we have authorized for use in connection with this offering. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information appearing in this prospectus, the documents incorporated by reference herein, and in any free writing prospectus or prospectus supplement that we have authorized for use in connection with this offering is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus, the documents incorporated by reference herein, and any free writing prospectus or prospectus supplement that we have authorized for use in connection with this offering in their entirety before making an investment decision.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

We are offering to sell, and are seeking offers to buy, the shares only in jurisdictions where such offers and sales are permitted. The distribution of this prospectus and the offering of the shares in certain jurisdictions or to certain persons within such jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of the shares and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

This prospectus supplement, the accompanying prospectus and the information incorporated herein and therein by reference include trademarks, servicemarks and tradenames owned by us or other companies. We use our trademarks in this prospectus supplement. Solely for convenience, trademarks and tradenames referred to in this prospectus may appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner will not assert its rights, to these trademarks and tradenames.

S-ii

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, each prospectus supplement and the information incorporated by reference in this prospectus and each prospectus supplement contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, which we refer to as the Securities Act, and Section 21E of the Exchange Act of 1934, as amended, which we refer to as the Exchange Act, that involve a number of risks and uncertainties. Although our forward-looking statements reflect the good faith judgment of our management, these statements can only be based on facts and factors currently known by us. Consequently, these forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from results and outcomes discussed in the forward-looking statements.

Forward-looking statements can be identified by the use of forward-looking words such as “believes,” “expects,” “hopes,” “may,” “will,” “plan,” “intends,” “estimates,” “could,” “should,” “would,” “continue,” “seeks,” “pro forma,” or “anticipates,” or other similar words (including their use in the negative), or by discussions of future matters. These statements include but are not limited to statements under the captions “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in other sections included in any applicable prospectus supplement or incorporated by reference from our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as applicable, as well as our other filings with the SEC. You should be aware that the occurrence of any of the events discussed under the heading “Risk Factors” in any applicable prospectus supplement and any documents incorporated by reference herein or therein could substantially harm our business, operating results and financial condition and that if any of these events occurs, it could adversely affect the value of an investment in our securities.

The cautionary statements made in this prospectus are intended to be applicable to all related forward-looking statements wherever they may appear in this prospectus or in any prospectus supplement or any documents incorporated by reference herein or therein. We urge you not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Except as required by law, we assume no obligation to update our forward-looking statements, even if new information becomes available in the future.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about Logiq, Inc. This summary does not contain all of the information that may be important to you in making an investment decision. For a more complete understanding of Logiq, Inc. you should read carefully this entire prospectus supplement and the accompanying prospectus, including the “Risk Factors” section and the other documents we refer to and incorporate by reference. Unless otherwise indicated, “common stock” means our common stock, par value $0.0001 per share.

Overview

The Company offers solutions that help small-to-medium-sized businesses (“SMBs”) to provide access to and reduce transaction friction of e-commerce for their clients globally. The Company’s solutions are provided through (i) its core platform, “AppLogiq” (operated as CreateApp), which allows SMBs to establish their point-of-presence on the web, and (ii) “DataLogiq”, a digital marketing analytics business unit that offers proprietary data management, audience targeting and other digital marketing services that improve an SMB’s discovery and branding within the vast e-commerce landscape.

The Company enables SMBs to create a mobile app for their business without the need of technical knowledge, high investment, or background in IT by utilizing “AppLogiq”, which is a platform that is offered as a Platform as a Service (“PaaS”) to the Company’s customers. The Company’s DataLogiq business unit offers online marketing solutions on a performance marketing and self-serve, Software as a Service (“SaaS”) basis.

We provide our PaaS and digital marketing to SMBs in a wide variety of industry sectors. We believe that SMBs can increase their sales, reach more customers, and promote their products and services using our affordable and cost-effective solutions. We recognize revenue on a pay to use subscription basis when our customers use our PaaS platform to create mobile apps for their business and on our SaaS platform when provisioning services for their marketing campaigns. We also recognize revenue on cost per lead (“CPL”) and other metrics for engagements undertaken on a performance marketing basis.

On December 15, 2021, we entered into various agreements with Lovarra, a Nevada corporation (“Lovarra”) and public reporting subsidiary of the Company, pursuant to which the Company agreed to transfer its AppLogiq business to Lovarra, subject to customary conditions and approvals and completion of requisite financial statement audits (the “Separation”). Lovarra is a fully reporting U.S. public company, which is approximately 78.5% owned by the Company’s wholly owned subsidiary GoLogiq LLC (“GoLogiq”). In connection with the Separation, the Company intends to distribute, on a pro rata basis, 100% of the Company’s ownership interests in Lovarra to the Company’s shareholders of record as of December 30, 2021 (the “Record Date”) (the “Distribution,” and collectively with the “Separation,” the “Spin Off”), which Distribution of said shares is expected to occur six months from completion of the Separation (the “Distribution Date”).

On January 27, 2022, we completed the transfer of our AppLogiq business to Lovarra. In connection with the completion of the transfer of AppLogiq to Lovarra, Lovarra issued 26,350,756 shares of its common stock to the Company (the “Lovarra Shares”). The Company will hold the Lovarra Shares until it distributes 100% of the Lovarra Shares to the Company’s stockholders of record as of December 30, 2021 on a 1-for-1 basis (i.e. for every 1 share of Logiq held on December 30, 2021, the holder thereof will receive 1 share of Lovarra), which the Company intends to complete approximately 6 months from now, subject to customary conditions and approvals.

Until such time as the Distribution is complete, we will consolidate and report the financials of the AppLogiq business as a consolidated subsidiary of Logiq.

Products

General

Since 2017, we have been focused on enabling mobile commerce via our enhanced platform offered on a PaaS basis, and the Company’s e-wallet initiative. Product launches with our strategic partners DPEX Worldwide Express (S) PTE. Ltd. (Indonesia), BGT Corp Public Company Limited (Thailand), and Augicom Telecom SA (France) are representative of the PaaS platform strategy and product offering. Currently, we offer the following products (each of which is described below): (i) APPLogiq, (ii) PAYLogiq, (iii) GOLogiq; and (iv) the DATALogiq branded consumer data management platform.

AppLogiq

APPLogiq, the Company’s core product and PaaS, allows SMBs to create mobile apps for their business without the need of technical knowledge, high investment, or background in IT.

APPLogiq has evolved over the course of 2017, 2018, 2019, and 2020 to capitalize on the immediate opportunity for developing a larger network of valuable users and merchants by developing services that will enable the adoption of mobile commerce across Greater South East Asia and the United States. The platform enhancements have taken the Company’s technology from a standalone “do-it-yourself” (“DIY”) app builder to an enhanced platform built to enable mobile commerce by empowering users to create their own e-commerce and mobile-commerce ecosystem.

In 2019, the Company focused on scaling this business model by continuing to develop and expand strategic partnerships that would increase the number of users, and the merchants available to users, of the Company’s products on a PaaS basis. These efforts expanded on the success of recent product launches representative of the PaaS platform strategy and product offerings with our strategic partners, and after extensive discussions with our partners, management believes that supporting these initiatives through deeper engagement, interaction, and co-marketing/sales substantially benefited the Company in 2018 and 2019. As a result, our year-over-year revenues increased by 45% in 2018 and by 52% in 2019. For 2020 over 2019, in spite of COVID-19, the Company worked to improve gross profit margins while reducing older, volume-based, low-margin white-label partnership revenues and although year-over-year revenues decreased by 34.3%, the gross profits margins improved to approximately 25.8% due to a loss of customers as a result of adverse effects of the on-set of Covid-19 in March 2020 and the provision of complimentary services in an effort to retain customers.

In 2020 and 2021, we have revamped Version 4 of our CreateApp platform with the following added functionalities: E-Store Multiple Product Variations & Options, Food-Ordering Self Pickup & Delivery options, Google Maps Autocomplete Address Integration, Google Fonts Integration, Dynamic Global Font Size, Line Integration, Lazy Load & Shimmer Effect Implementation and a customer focused Support Service Desk Widget dashboard.

We are planning to introduce a data warehousing project. This project will enhance browsing speed by reconstruct & restructure our platform to handle big data in chunks dynamically. We plan to implement SPA (Single Page Applications) to rewrite the pages dynamically to the current web page with new data from the webserver instead of loading entire new pages. We also process the data and store it as an object array in the server's memory for faster data fetching. The overall browsing experience will feel more like a native app.

PayLogiq

Launched in late 2017 as the Company’s e-wallet initiative, PAYLogiq is a ‘consumer facing’ product offering that supports the PaaS strategy developed by the enhancements to the AppLogiq platform providing payment capabilities to users of our platform. Moreover, PAYLogiq is designed to be a robust and universal payment platform, and its growth is therefore not limited to the Company’s PaaS customers alone.

Since its launch, PAYLogiq has surpassed the Company’s expectations as it has achieved stronger than anticipated customer traction with limited marketing expense. In 2020, PAYLogiq’s total gross mobile transaction volume totaled $16.4 million.

GOLogiq

GOLogiq is our PaaS platform that provides mobile payment capabilities for the local food delivery service industry. We launched GOLogiq in the fall of 2019 in Jakarta, Indonesia, and as of December 31, 2020, GOLogiq has reached a registered customer base of 166,000 mobile users. The Company plans to continue to reinvest in GOLogiq in order to increase user growth and regional expansion with its unique pedestrian-powered approach to urban food delivery.

DATALogiq Consumer Data Management Platform

DATALogiq operates a consumer data management platform powered by lead generation, online marketing, and multichannel reengagement strategies through its owned and operated brands.

DATALogiq has developed a proprietary data management platform and integrates with several third-party service providers to optimize the return on its marketing efforts. DATALogiq focuses on consumer engagement and data enrichment to maximize its return on acquisition through repeat monetization of each consumer. DATALogiq also licenses its software technology and provides managed technology services to various other e-commerce companies. DATALogiq is located in Minneapolis, Minnesota, USA.

Product Development

DATALogiq is developing an end-to-end marketing technology platform utilizing big data and artificial intelligence (“AI”) for enterprise and SMB clients that will allow clients to develop desired target audiences, activate campaigns, insert creative content and broadcast through a cost-effective advertising channel for the campaign.

Development of our software is focused on expanding product lines, designing enhancements to our core technologies, and integrating existing and new products into our principal software architecture and platform technologies. We intend to continue to offer regular updates to our products and to continue to look for opportunities to expand our existing suite of products and services.

To date, we have primarily developed products internally, sometimes also licensing or acquiring products, or portions of products, from third parties. These arrangements sometimes require that we pay royalties to third parties. We intend to continue to license or otherwise acquire technology or products from third parties when it makes business sense to do so.

In the third quarter of 2020, we rebranded under the Logiq name. Our offerings now extend from mobile commerce and fintech solutions for SMBs, to AI-powered, SaaS-based digital marketing solutions for enterprises and major brands. We believe the Logiq branding better reflects the use of data analytics that underlies both of our business segments.

Our customer relationships now range from hundreds of thousands of SMBs around the world to publicly traded Fortune 1000 companies. Among our notable customers are QuinStreet (a marketing technology company), Purple (the creator of the renowned Purple mattress), and Sunrun (a solar company).

These new major clients reflect our transformation, which began with the completion of our acquisition of the assets of Push Holdings, Inc. (“Push”). This has led to the streamlining during the third quarter of 2020 of our various brands and business units into two business segments: DATALogiq and APPLogiq.

DATALogiq’s data engine uses proprietary methodologies and AI systems to deliver valuable consumer insights that can dramatically enhance the effectiveness, reach, and return on investment of online marketing spend for enterprises and major brands. Alongside DataLogiq is our new Fixel subsidiary that offers simplified online marketing with critical privacy features, and our new Rebel AI subsidiary, that helps SMBs compete more effectively against larger businesses by helping to attract more consumers to their online stores.

Our APPLogiq mobile commerce PaaS enables SMBs worldwide to easily create and deploy a native mobile app for their business without technical knowledge or background. APPLogiq empowers businesses to reach more customers, increase sales, manage logistics, and promote their products and services in an easy, affordable and rapid-deployment way. Our APPLogiq mobile platform now also includes our PAYLogiq fintech and GOLogiq delivery services that have garnered great interest from potential partners due to the deep consumer data both have been acquiring since their inception.

The combination of APPLogiq’s mobile platform and DATALogiq’s data engines offers a uniquely powerful e-commerce and m-commerce platform for many types of businesses and brands. We have and will continue to integrate, existing and new, cutting-edge services with the aim of providing a comprehensive and differentiated e-commerce and m-commerce offering for our existing and interested, new customers.

Soon after the close of the Push asset acquisition, the impact of the COVID-19 pandemic quickly emerged, with global lockdowns and the corresponding impact on SMBs. Fortunately, due to the diversification of our revenue sources, we have thus far been able to weather the storm. While our APPLogiq m-commerce business, targeted at distributors and SMB end users, has been adversely affected by the lockdown of traditional commercial businesses, our DATALogiq e-commerce data-driven digital marketing business has benefited by shifting to the many solely online businesses that have experienced an uptick in demand due to the pandemic.

Importantly, for DATALogiq, the recent acquisition of Fixel and its audience targeting solution has meant the introduction of a new SaaS revenue stream. Audience targeting is the ability to take the full audience of prospective customers and segment it into groups based on different criteria, including online behavioral characteristics, demographics, interests, and intent. The acquisition reflects our ability to adapt to the substantial industry shift that the end of the third party cookies represents. Fixel provides a timely solution to the loss of third party data that addresses the consumer privacy concerns that gave rise to the coming decline in third party cookies.

Our Strategy and Plan of Operations

Our growth strategy is a multi-faceted approach, consisting of the following:

●	Development of an end-to-end unified SaaS offering. We expect to unify all of our technology platforms into one framework to provide a streamlined user experience for customers to leverage all of our applications through a SaaS model.

●	Expand our customer base and business relationships. Today, we are already installed in major media companies and technology platforms. We intend to increase the usage of our technology and deepen technology relationships to drive increased revenue.

●	Expand salesforce to acquire new brands and online advertisers. We intend to increase our salesforce to expand our existing business relationships with leading media networks and advertising agencies and to aggressively activate new brand advertiser relationships and business joint ventures .

●	Focus on SMBs. We believe that there is a significant opportunity for an end-to-end advertising and marketing technology solution for SMBs seeking to grow their online sales without dealing with the many challenges of integrating multiple point solutions. We intend to heavily market our platforms to SMBs.

●	Maintain innovation. We continue to develop and introduce new features and improved functionality to our platforms. Key initiatives include development of easy to use self serve platforms for SMBs, and continued development of AI-driven marketing technologies.

Assessment of Strategic Alternatives

On September 27, 2021, we announced our intention to continue to pursue accretive acquisitions to bolster our DATALogiq business unit and to assess possible strategic alternatives, including the potential spinoff, related to our APPLogiq business. There are no such definitive agreements, acquisition targets or strategic transactions currently in place, but the Company intends to evaluate such opportunities and pursue such objectives in the near future.

Corporate Information

Logiq, Inc., formerly known as Weyland Tech, Inc., is a Delaware corporation that incorporated in 2004.

On September 25, 2020, the Company commenced trading under the Company’s new name, Logiq, Inc., under its new symbol: “LGIQ”. On June 21, 2021, the Company commenced trading in Canada under the same symbol, “LGIQ”.

The Company’s common stock is quoted on the OTCQX Market, and the NEO Exchange in Canada.

Logiq is headquartered in New York, with offices in New York City, Singapore, Minneapolis, MN, Denver, CO and Jakarta, Indonesia. Our principal executive offices are located at 85 Broad Street, 16-079, New York, NY 10004, and our telephone number is (808) 829-1057. We maintain an internet website at www.logiq.com. We do not incorporate the information on our website into this prospectus supplement and you should not consider it part of this prospectus supplement.

Where You Can Find More Information

For additional information as to our business, properties and financial condition, please refer to the documents cited in “Where You Can Find More Information.”

Offering Summary

Common Stock offered by us:

Up to 2,926,000 shares of our common stock to be issued to Ionic for cash (the “Primary Shares”), and up to 631,579 shares of our common stock underlying a Warrant issued to Ionic as a commitment fee under the Purchase Agreement, which may be exercised for cash or on a cashless exercise basis (which would cause the Company not to receive any cash upon such cashless exercise).

Common Stock to be outstanding immediately after this offering: (1)

29,801,095 shares, assuming sale of 2,926,000 shares of our common stock being issued to Ionic as Primary Shares and full exercise of the Warrant to for issuance of up to 631,579 shares of Common Stock issued to Ionic as a commitment fee under the Purchase Agreement which may be exercised for cash or on a cashless exercise basis (which would cause the Company not to receive any cash upon such cashless exercise).

Use of proceeds	We currently intend to use the net proceeds from sale of shares of our common stock for general corporate and working capital purposes. We may also use a portion of the net proceeds to acquire or invest in complementary businesses, products and technologies. Although we have no specific agreements, commitments or understandings with respect to any acquisition, we evaluate acquisition opportunities and engage in related discussions with other companies from time to time. See “Use of Proceeds.”

Risk factors	Investing in our securities involves a high degree of risk. See “Risk Factors.”

Trading market and symbol	Our common stock is traded on the OTCQX marketplace as well as the NEO Exchange in Canada under the symbol “LGIQ.”

(1)	The foregoing table is based on 26,243,516 shares of common stock outstanding at March 31, 2022, which excludes, as of that date:

●	2,000,000 shares reserved for issuance in connection with future awards under our 2020 Equity Incentive Plan;

●	283,334 shares of our common stock issuable upon the vesting of outstanding restricted stock units;

●	304,000 shares of our common stock issuable upon the exercise of outstanding warrants (other than those issued in the Canadian offering, as set forth below); and

●

An aggregate of 2,435,718 warrants issued in connection with the Canadian offering of certain units of securities of the Company and the corresponding Over-Allotment Option under that certain Agency Agreement, dated June 9, 2021, by and between the Company and Research Capital Corporation.

RISK FACTORS

An investment in our common stock involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed below and those risks discussed under Item 1A, “Risk Factors,” in our most recent Annual Report on Form 10-K and Item 1A, “Risk Factors” in our most recent Quarterly Reports on Form 10-Q, all of which are incorporated herein by reference, as such may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. For more information, see the section of this prospectus supplement entitled “Incorporation of Certain Documents by Reference.” The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business and operations. If one or more of the possibilities described as risks actually occurs, our operating results and financial condition would likely suffer and the trading price of our securities could fall, causing you to lose some or all of your investment in the securities we are offering. In addition, please read the section of this prospectus supplement entitled “Cautionary Note Regarding Forward-Looking Statements,” where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus supplement.

Risks Related to this Offering and Our Securities

The sale and/or issuance of our Common Stock to Ionic (including, without limitation, upon exercise by Ionic of a Warrant) may cause dilution, and such issuances of our Common Stock to Ionic, or the perception that such issuances may occur, could cause the price of our Common Stock to fall.

On March 30, 2022, the Company entered into a Purchase Agreement with Ionic pursuant to which Ionic has committed to purchase up to $40,000,000 of our Common Stock. Of the 3,557,579 shares being registered hereunder which are issuable under the Purchase Agreement, up to 2,926,000 of such shares will be sold for cash and issued to Ionic, and up to shares 631,579 may be issued upon exercise by Ionic of a Warrant issued to Ionic as a commitment fee for no cash, which may be exercised for cash but may also be exercised on a cashless exercise basis, which means we may not receive any proceeds from such cashless exercise. We do not have the right to control the timing and amount of any Warrant exercises by Ionic under the Warrant, except there is a 9.99% ownership limitation blocker in the Warrant. We may ultimately decide to exercise all, some or none of the Warrant. Therefore, exercises by Ionic could result in substantial dilution to the interests of other holders of our common stock. Additionally, the issuance of such Warrant Shares to Ionic, or the anticipation of such issuances and resales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales. If and when we do make such issuances to Ionic, after Ionic has acquired such Warrant Shares, Ionic may resell all, some or none of those shares of common stock at any time or from time to time in its discretion.

Ionic will pay less than the then-prevailing market price for the Primary Shares, which could cause the price of our Common Stock to decline.

The purchase price of the Purchase Shares sold to Ionic under the Purchase Agreement is derived from a future market price of our common stock on the OTCQX. The common stock sold to Ionic pursuant to the Purchase Agreement will be purchased at a discounted price. On March 31, 2022, the Company initiated a regular purchase of the Primary Shares at a Regular Purchase Price equal to 97% of the arithmetic average of the five (5) lowest VWAPs during the period starting on the date that Ionic receives Pre-Settlement Regular Purchase Shares and ending on such date that the aggregate dollar volume of our common stock traded on our Principal Market equals five (5) times the Purchase Amount, in the aggregate, subject to a five (5) Trading Day minimum (provided, however, that each day on which Investor has requested Purchase Shares which cannot be delivered to Investor shall be excluded from such calculation). This is a forward pricing mechanism based on an estimate and true up and as of the date of this prospectus, the Regular Purchase Price has yet to be calculated. In the meantime, we issued 2,926,000 shares, which reflects an estimate equal to the product of (A) the quotient of (y) the Purchase Amount (i.e., $3,000,000) divided by (z) the Pre-Settlement Regular Purchase Price, multiplied by (B) 125% (Ionic may increase at its discretion). The “Pre-Settlement Regular Purchase Price” means 80% of the Closing Price on the date immediately preceding the Regular Purchase Notice Date. As a result of this pricing structure, Ionic may sell a large amount of common stock issued at a discount to market immediately after receipt of the common stock, which could cause the price of our common stock to decrease. These sales may have a further impact on the price of our common stock.

Our quarterly and annual operating results fluctuate and may continue to fluctuate in the future, and if we fail to meet the expectations of analysts or investors, our stock price and the value of your investment could decline substantially.

We believe that operating results for any particular quarter are not necessarily a meaningful indication of future results. Nonetheless, fluctuations in our quarterly operating results could negatively affect the market price of our common stock. Our results of operations in any quarter or annual period have varied in the past, and may vary from quarter to quarter or year to year and are influenced by such factors as:

●	changes in the general global economy;

●	changes in customer budget cycles;

●	the number and scope of ongoing customer engagements;

●	changes in the mix of our products and services;

●	competitive pricing pressures;

●	the extent of cost overruns;

●	buying patterns of our customers;

●	the timing of new product releases by us or our competitors;

●	general economic factors, including factors relating to disruptions in the world credit and equity markets and the related impact on our customers’ access to capital;

●	our earnings releases, actual or anticipated changes in our earnings, fluctuations in our operating results or our failure to meet the expectations of financial market analysts and investors;

●	changes in financial estimates by us or by any securities analysts who might cover our stock;

●	speculation about our business in the press or the investment community;

●	significant developments relating to our relationships with our customers or suppliers;

●	stock market price and volume fluctuations of other publicly traded companies and, in particular, those that are in our industry;

●	customer demand for our business solutions;

●	investor perceptions of our industry in general and our Company in particular;

●	the operating and stock performance of comparable companies;

●	announcements by us or our competitors of new products, significant acquisitions, strategic partnerships or divestitures;

●	the timing and charges associated with completed acquisitions, divestitures, and other events;

●	changes in accounting standards, policies, guidance, interpretation or principles;

●	changes in tax laws, rules, regulations, and tax rates in the locations in which we operate;

●	exchange rate fluctuations;

●	loss of external funding sources;

●	sales of our common stock, including sales by our directors, officers or significant stockholders; and

●	addition or departure of key personnel.

Securities class action litigation is often instituted against companies following periods of volatility in their stock price. Should this type of litigation be instituted against us, it could result in substantial costs to us and divert our management’s attention and resources.

Moreover, securities markets may from time to time experience significant price and volume fluctuations for reasons unrelated to the operating performance of particular companies. These market fluctuations may adversely affect the price of our common stock and other interests in our Company at a time when you may want to sell your interest in our common stock.

If securities or industry analysts issue an adverse opinion regarding our stock or do not publish research or reports about our company, our stock price and trading volume could decline.

The trading market for our common stock will depend in part on the research and reports that equity research analysts publish about us and our business. We anticipate having limited analyst coverage and we may continue to have inadequate analyst coverage in the future. Even if we obtain adequate analyst coverage, we would have no control over such analysts or the content and opinions in their reports. Securities analysts may elect not to provide research coverage of our company and such lack of research coverage may adversely affect the market price of our common stock. The price of our common stock could also decline if one or more equity research analysts downgrade our common stock or if those analysts issue other unfavorable commentary or cease publishing reports about us or our business. If one or more equity research analysts cease coverage of our company, we could lose visibility in the market, which in turn could cause our stock price to decline.

Substantial future sales of shares of our common stock could cause the market price of our common stock to decline.

The market price of shares of our common stock could decline as a result of substantial sales of our common stock, particularly sales by our directors, executive officers and significant stockholders, a large number of shares of our common stock becoming available for sale or the perception in the market that holders of a large number of shares intend to sell their shares. As of March 31, 2022, we have 26,243,516 shares of our common stock outstanding.

Moreover, we may enter into agreements with certain holders of our common stock which could give such holders certain rights, subject to some conditions, to require us to file registration statements covering their shares or to include their shares in registration statements that we may file for ourselves or our stockholders.

Anti-takeover provisions in our charter documents and under Delaware law could make an acquisition of us, which may be beneficial to our stockholders, more difficult and may prevent attempts by our stockholders to replace or remove our current management and limit the market price of our common stock.

Provisions in our certificate of incorporation and bylaws, as may be amended from time to time, may have the effect of delaying or preventing a change of control or changes in our management. Some of these provisions:

●	authorize our board of directors to issue up to 250,000,000 shares of authorized common stock;

●	provide that stockholders will not be allowed to vote cumulatively in the election of directors;

In addition, we are subject to the provisions of Section 203 of the Delaware General Corporation Law, which limits the ability of stockholders owning in excess of 15% of our outstanding voting stock to merge or combine with us, unless such transaction satisfies certain conditions.

These anti-takeover provisions and other provisions in our certificate of incorporation and bylaws, as may be amended from time to time, make it more difficult for stockholders or potential acquirers to obtain control of our board of directors or initiate actions that are opposed by the then-current board of directors and could also delay or impede a merger, tender offer or proxy contest involving our company. These provisions could also discourage proxy contests and make it more difficult for you and other stockholders to elect directors of your choosing or cause us to take other corporate actions you desire. Any delay or prevention of a change of control transaction or changes in our board of directors could cause the market price of our common stock to decline.

Our inability to raise additional capital on acceptable terms in the future may limit our ability to develop and commercialize new solutions and technologies and expand our operations.

If our available cash balances and anticipated cash flow from operations are insufficient to satisfy our liquidity requirements, due to lower demand for our products as a result of other risks described in this “Risk Factors” section, we may seek to raise additional capital through equity offerings, debt financings, collaborations or licensing arrangements. We may also consider raising additional capital in the future to expand our business, pursue strategic investments, take advantage of financing opportunities, develop and exploit existing and new products, expand into new markets, or other reasons.

Additional funding may not be available to us on acceptable terms, or at all. If we raise funds by issuing equity securities, dilution to our stockholders could result. Any equity securities issued also may provide for rights, preferences or privileges senior to those of holders of our common stock. The terms of debt securities issued or borrowings could impose significant restrictions on our operations. The incurrence of indebtedness or the issuance of certain equity securities could result in increased fixed payment obligations and could also result in restrictive covenants, such as limitations on our ability to incur additional debt or issue additional equity, limitations on our ability to acquire or license intellectual property rights, and other operating restrictions that could adversely affect our ability to conduct our business. In addition, the issuance of additional equity securities by us, or the possibility of such issuance, may cause the market price of our common stock to decline. If we do not have, or are not able to obtain, sufficient funds, we may have to delay development or commercialization of our products or license to third parties the rights to commercialize products or technologies that we would otherwise seek to commercialize. If we raise additional funds through collaboration and licensing arrangements with third parties, it may be necessary to relinquish some rights to our technologies or our products, or to grant licenses on terms that are not favorable to us. If we are unable to raise adequate funds, we may have to liquidate some or all of our assets, or delay, reduce the scope of or eliminate some or all of our development programs. We also may have to reduce marketing, customer support or other resources devoted to our products or cease operations. Any of these actions could harm our business, operating results, and financial condition.

We do not intend to pay dividends for the foreseeable future.

For the foreseeable future, we intend to retain any earnings to finance the development and expansion of our business, and we do not anticipate paying any cash dividends on our common stock. Accordingly, investors must be prepared to rely on sales of their common stock after price appreciation to earn an investment return, which may never occur. Investors seeking cash dividends should not purchase our common stock. Any determination to pay dividends in the future will be made at the discretion of our board of directors and will depend on our results of operations, financial condition, contractual restrictions, restrictions imposed by applicable law and other factors our board deems relevant.

Our management will have broad discretion over the use of the net proceeds from this offering, you may not agree with how we use the proceeds and the proceeds may not be invested successfully.

We have not designated any portion of the net proceeds from this offering to be used for any particular purpose. Accordingly, our management will have broad discretion as to the use of the net proceeds from any offering by us and could use them for purposes other than those contemplated at the time of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the proceeds will be invested in a way that does not yield a favorable, or any, return for our company.

Risks Related to Our Business

We must successfully navigate the demand, supply and operational challenges associated with the ongoing coronavirus (COVID-19) pandemic.

The ongoing global COVID-19 pandemic has adversely impacted, and may continue to adversely impact, many aspects of our business. As certain of our customers or potential customers experience downturns or uncertainty in their own business operations and revenue resulting from the spread of COVID-19, they have and may continue to decrease or delay their technology spending, request pricing concessions or payment extensions, or seek renegotiation of their contracts. Usage of our products and services fluctuated following the implementation of preventative measures to contain or mitigate the outbreak of COVID-19, and we cannot predict how usage levels will continue to be impacted by these preventative measures. There is no assurance that customers will continue to use our products and services, or to the same extent, as the COVID-19 pandemic begins to taper off or when it has ended. As a result, it has been difficult to accurately forecast our revenues or financial results, especially given that the near and long term impact of the pandemic remains uncertain. Our results of operations could be materially below our forecasts, which could adversely affect our results of operations, disappoint analysts and investors, or cause our stock price to decline.

In response to the COVID-19 pandemic, many state, local, and foreign governments have put in place restrictions in order to control the spread of the disease. Such restrictions, or the perception that further restrictions could occur, have resulted in business closures, work stoppages, slowdowns and delays, work-from-home policies, travel restrictions, and cancellation or postponement of events, among other effects that impacted productivity and disrupted our operations and those of our partners, suppliers, contractors, and customers. For example, we may be unable to collect receivables from customers that are significantly impacted by COVID-19. COVID-19 may also have the effect of heightening many of the other risks described in the “Risk Factors” section of our December 31, 2020 Annual Report on Form 10-K filed March 31, 2021, including risks associated with our customers. We may take further actions that alter our operations as may be required by federal, state, or local authorities, or which we determine are in our best interests. While much of our operations can be performed remotely, certain activities often require personnel to be on-site, and our ability to carry out these activities have been, and may continue to be negatively impacted if our employees or local personnel are not able to travel. In addition, for activities that may be conducted remotely, there is no guarantee that we will be as effective while working remotely because our team is dispersed and many employees and their families have been negatively affected, mentally or physically, by the COVID-19 pandemic. Decreased effectiveness and availability of our team could harm our business. Furthermore, we may decide to postpone or cancel planned investments in our business in response to changes in our business as a result of the spread of COVID-19, which may impact our ability to attract and retain customers and our rate of innovation, either of which could harm our business.

In addition, while the potential impact and duration of the COVID-19 pandemic on the global economy and our business in particular may be difficult to assess or predict, the pandemic has resulted in, and may continue to result in, significant disruption of global financial markets, and may reduce our ability to access additional capital, which could negatively affect our liquidity in the future.

We do not yet know the full extent of potential delays or impacts on our business, operations, or the global economy as a whole. While there have recently been vaccines developed and administered, and certain government orders and restrictions in particular cities, counties, and states have been lifted as the spread of COVID-19 starts to get contained and mitigated, we cannot predict the timing of the vaccine roll-out globally or the efficacy of such vaccines, and we do not yet know how businesses, customers, contractors, suppliers, or our partners will operate in a post COVID-19 environment, especially if additional or supplemental governmental orders, limitations, and restrictions are reinstated. There may be additional costs or impacts to our business and operations, including when we are able to resume in-person activities, travel, and events. In addition, there is no guarantee that a future outbreak of this or any other widespread epidemics will not occur, or that the global economy will recover, either of which could harm our business.

USE OF PROCEEDS

We currently intend to use the net proceeds received from Ionic under the Purchase Agreement for working capital and general corporate purposes. We may also use a portion of the net proceeds to invest in or acquire businesses or technologies that we believe are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus supplement, except as previously disclosed.

Our management will retain broad discretion over the use of proceeds, and we may ultimately use the proceeds for different purposes than what we currently intend.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our capital stock, and we do not currently intend to pay any cash dividends on our common stock for the foreseeable future. We expect to retain future earnings, if any, to fund the development and growth of our business. Any future determination to pay dividends on our common stock will be at the discretion of our board of directors and will depend upon, among other factors, our results of operations, financial condition, capital requirements and any contractual restrictions.

THE IONIC TRANSACTION

General

On March 30, 2022, the Company entered into the Purchase Agreement with Ionic (also herein referred to as the “Investor”) whereby we have the right, but not the obligation, to sell to Ionic, and Ionic is obligated to purchase up to in the aggregate $40,000,000 worth of Common Stock. Sales of Common Stock by the Company, if any, will be subject to certain limitations, and may occur from time to time, at the Company’s sole discretion, over the 24-month period commencing the date of this prospectus (the “Primary Commencement Date”).

Under this Prospectus Supplement, we are registering 2,926,000 shares of Common Stock to Ionic for $3,000,000 (the “Primary Shares”) in connection with the initial purchase of Common Stock under the Purchase Agreement, which reflects an estimate equal to the product of (A) the quotient of (y) the Purchase Amount (i.e., $3,000,000) divided by (z) the Pre-Settlement Regular Purchase Price, multiplied by (B) 125 (Ionic may increase at its discretion). The “Pre-Settlement Regular Purchase Price” means 80% of the Closing Price on the date immediately preceding the Regular Purchase Notice Date. The Regular Purchase Price for the Purchase Shares shall equal 97% of the arithmetic average of the five (5) lowest VWAPs during the period starting on the date that Ionic receives Pre-Settlement Regular Purchase Shares and ending on such date that the aggregate dollar volume of our common stock traded on our Principal Market equals five (5) times the Purchase Amount, in the aggregate, subject to a five (5) Trading Day minimum (provided, however, that each day on which Investor has requested Purchase Shares which cannot be delivered to Investor shall be excluded from such calculation). This is a forward pricing mechanism based on an estimate and true up and as of the date of this prospectus, the Regular Purchase Price has yet to be calculated.

We also issued a Warrant to purchase 631,579 shares of common stock (1.5% of the total commitment amount) for no consideration as a commitment fee, and have agreed to register the shares issuable upon exercise of the Warrant. The Warrant may be exercised for cash but may also be exercised on a cashless exercise basis, which means we may not receive any proceeds from such cashless exercise. We do not have the right to control the timing and amount of any Warrant exercises by Ionic under the Warrant, except there is a 9.99% ownership limitation blocker in the Warrant. We may ultimately decide to exercise all, some or none of the Warrant. Therefore, exercises by Ionic could result in substantial dilution to the interests of other holders of our common stock. Ionic will likely not exercise for cash, but will rather exercise on a cashless exercise basis.

This prospectus supplement does not register the up to the remaining $37,000,000 worth of Common Stock under the Purchase Agreement, or any additional Primary Shares that may be issued after the date hereof to Ionic, or any Private Settlement Purchase Shares which may be issuable to Ionic as a “true up” pursuant to the initial purchase described a above. All such shares will be registered in a resale registration statement to be filed subsequently with the SEC.

Actual sales of Common Stock to Ionic under the Purchase Agreement will depend on a variety of factors to be determined by the Company from time to time, including, among others, an effective resale registration statement which is a condition to the commencement of additional sales under the Purchase Agreement the (“Secondary Commencement”), market conditions, the trading price of the Common Stock and determinations by the Company as to the appropriate sources of funding for the Company and its operations. We expect that any net proceeds received by the Company from such sales to Ionic will be used for working capital and general corporate purposes.

The purchase price of the Common Stock purchased by the Investor under the Purchase Agreement will be derived from prevailing market prices of the Company’s Common Stock immediately preceding the time of sale. The Company will control the timing and amount of future sales, if any, of Common Stock to the Investor. The Investor has no right to require the Company to sell any Common Stock to the Investor, but the Investor is obligated to make purchases as the Company directs, subject to certain conditions.

The Purchase Agreement and the Registration Rights Agreement (the “RRA”) each contains representations, warranties, covenants, closing conditions and indemnification and termination provisions by, between and for the benefit of the parties which are customary of transactions of this nature. Additionally, sales to the Investor under the Purchase Agreement may be limited, to the extent applicable, by OTCQX and SEC rules.

Ionic may not assign or transfer its rights and obligations under the Purchase Agreement.

Purchase of Shares under the Purchase Agreement

Under the Purchase Agreement, from and after the Secondary Commencement Date, the Company has the right, from time to time in its sole discretion and subject to certain conditions and limitations set forth in the Purchase Agreement, to direct the Investor to purchase not less than $200,000 and not greater than $3,000,000 in Common Stock per regular purchase notice. The Company may effect a regular purchase at the Regular Purchase Price equal to 97% of the arithmetic average of the five (5) lowest volume weighted average prices (“VWAP”) calculated for the period starting on the date that the Investor receives the shares under regular purchase notice and ending on such date that the aggregate dollar volume of the Common Stock traded on the OTCQX Market equals five (5) times said purchase amount, in the aggregate, subject to a five (5) Trading Day minimum, based on an estimate and true-up as described above.

The Company may deliver a notice to the Investor for a regular purchase as often as every business day, so long as (i) on any such notice date, the closing sale price of the Common Stock is not below the Floor Price (initially set at $0.25 per share, subject to customary adjustments), (ii) shares for all prior regular purchases have theretofore been received by the Investor in accordance with the Purchase Agreement, and (iii) no current Regular Purchase Measurement Period is running (unless the Company and the Investor mutually agree otherwise in writing). Notwithstanding the foregoing, the Company shall not deliver a regular purchase to the Investor if an Event of Default has occurred and is continuing, or if any event which, after notice and/or lapse of time, would become an Event of Default, has occurred and is continuing.

In all instances, the Company may not sell Common Stock to the Investor under the Purchase Agreement if it would result in the Investor beneficially owning more than 9.99% of the outstanding Common Stock.

Other than as summarized above, there are no trading volume requirements or restrictions under the Purchase Agreement, and we will control the timing and amount of any sales of Common Stock to Ionic.

Primary Shares

In connection with the execution of the Purchase Agreement, the Company has delivered an initial regular purchase notice for an amount equal to $3,000,000 in shares of Common Stock to be purchased and sold in a primary offering registered hereunder. Such amount will reduce the $40,000,000 in available amounts under the Purchase Agreement to $37,000,000.

Warrant

In connection with the execution of the Purchase Agreement, the Company shall issue to Ionic a Warrant to purchase a fixed number of additional Common Stock (the “Warrant Shares”) equal to the product of (x) the $40,000,000 in shares of Common Stock being committed to purchase by Ionic and (y) 1.5%, as a commitment fee for no additional consideration.

The following summary of certain terms and provisions of the warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of warrant, the form of which will be filed with the SEC. Prospective investors should carefully review the terms and provisions of the form of warrant for a complete description of the terms and conditions of the warrants.

Duration and Exercise Price

Each warrant offered hereby will have an initial exercise price per share equal to $1.50. The warrants will be immediately exercisable and will expire 24 months after the date of issuance. The exercise price and number of shares of Common Stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our shares of Common Stock and the exercise price.

Exercisability

The warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of Common Stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the warrant to the extent that the holder would own more than 9.99% of the outstanding shares of Common Stock immediately after exercise.

Cashless Exercise

If, at the time a holder exercises its warrants, in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of Common Stock determined according to a formula set forth in the warrants.

Transferability

Subject to applicable laws, a warrant may be transferred at the option of the holder.

Fractional Shares

No fractional shares of Common Stock will be issued upon the exercise of the warrants. Rather, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price or round up to the next whole share.

Trading Market

There is no trading market available for the warrants on any securities exchange or nationally recognized trading system. The shares of Common Stock issuable upon exercise of the warrants are currently quoted on the OTCQX Market.

Right as a Stockholder

Except as otherwise provided in the warrants or by virtue of such holder’s ownership of shares of Common Stock, the holders of the warrants do not have the rights or privileges of holders of our shares of Common Stock, until they exercise their warrants. Notwithstanding the foregoing, the Company shall provide the Holder with copies of the same notices and other information given to the stockholders of the Company generally, contemporaneously with the giving thereof to the stockholders

Fundamental Transaction

In the event of a fundamental transaction, as described in the warrants and generally including any reorganization, recapitalization or reclassification of our shares of Common Stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding shares of Common Stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding shares of Common Stock, the holders of the warrants will be entitled to receive upon exercise of the warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the warrants immediately prior to such fundamental transaction, unless such successor entity assumes in writing all of the obligations under the warrants.

Our Termination Rights

We have the right in our sole discretion, at any time, for any reason, to give notice to Ionic to terminate the Purchase Agreement. The Purchase Agreement shall also terminate automatically (i) on the date the full $40,000,000 available hereunder is sold 24 months from March 30, 2022 has passed or (ii) the Secondary Commencement shall not have occurred on or before December 31, 2022.

Events of Default

Events of default under the Purchase Agreement include the following:

●	the effectiveness of the registration statement of which this prospectus supplement is made a part lapses for any reason (including, without limitation, the issuance of a stop order or similar order) or this prospectus is unavailable to the Investor for resale of any or all of the Common Stock issuable under the Purchase Agreement registered hereunder, and such lapse or unavailability continues for a period of ten (10) consecutive business days or for more than an aggregate of thirty (30) business days in any 365-day period;

●	the suspension of our Common Stock from trading on the OTCQX Market for a period of one (1) business day, provided that the Company may not direct the Investor to purchase any Common Stock during any such suspension;

●	the delisting of the Common Stock from the OTCQX Market, provided, however, that the Common Stock are not immediately thereafter trading on the OTC Markets, New York Stock Exchange, The Nasdaq Capital Market, The Nasdaq Global Market, The Nasdaq Global Select Market, the NYSE American, or the NYSE Arca (or nationally recognized successor to any of the foregoing);

●	the failure for any reason by Company or its transfer agent to deliver, as DWAC shares, (i) the pre-settlement purchase shares to the Investor within two (2) trading days after the regular purchase notice date, or (ii) the settlement regular purchase shares to the Investor within two (2) trading days after the Regular Purchase Measurement Period,

●	the Company breaches any representation or warranty in any material respect, or breaches any covenant or other term or condition under any Transaction Document (as defined in the Purchase Agreement), and except in the case of a breach of a covenant which is reasonably curable, only if such breach continues for a period of at least three (3) consecutive business days;

●	if any person commences a proceeding against the Company pursuant to or within the meaning of any bankruptcy law for so long as such proceeding is not dismissed;

●	if the Company is at any time insolvent, or, pursuant to or within the meaning of any bankruptcy law, (i) commences a voluntary case, (ii) consents to the entry of an order for relief against it in an involuntary case, (iii) consents to the appointment of a custodian of it or for all or substantially all of its property, (iv) makes a general assignment for the benefit of its creditors or (v) the Company is generally unable to pay its debts as the same become due;

●	a court of competent jurisdiction enters an order or decree under any bankruptcy law that (i) is for relief against the Company in an involuntary case, (ii) appoints a custodian of the Company for all or substantially all of its property, or (iii) orders the liquidation of the Company or any subsidiary for so long as such order, decree or similar action remains in effect; or

●	if at any time the Company is not eligible to transfer its Common Stock as DWAC shares.

In addition to any other rights and remedies under applicable law and the Purchase Agreement, so long as an Event of Default has occurred and is continuing, or if any event which, after notice and/or lapse of time, would become an Event of Default, has occurred and is continuing, the Company shall not deliver to the Investor any regular purchase notice.

No Short-Selling or Hedging by Ionic

The Investor agrees that beginning on the date of the Purchase Agreement and ending on the date of termination of this Agreement, the Investor and its agents, representatives and affiliates shall not in any manner whatsoever enter into or effect, directly or indirectly, any (i) “short sale” (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of the Common Stock (excluding transactions properly marked “short exempt”) or (ii) hedging transaction, which establishes a net short position with respect to the Common Stock.

Prohibitions on Variable Rate Transactions

There are no restrictions on future financings, rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement or RRA other than a prohibition on entering into a “Variable Rate Transaction” as defined in the Purchase Agreement, which restriction will terminate on the earlier of (i) 24 months from March 30, 2022 or (ii) such time as the Company has purchased $10,000,000 in Common Stock under the Purchase Agreement.

Dilutive Effect of Performance of the Purchase Agreement on Our Stockholders

Of the 3,557,579 shares being registered hereunder which are issuable under the Purchase Agreement, up to 2,926,000 of such shares will be sold for cash and issued to Ionic, and up to shares 631,579 may be issued upon exercise by Ionic of a Warrant issued to Ionic as a commitment fee for no cash, which may be exercised for cash but may also be exercised on a cashless exercise basis, which means we may not receive any proceeds from such cashless exercise. We do not have the right to control the timing and amount of any Warrant exercises by Ionic under the Warrant, except there is a 9.99% ownership limitation blocker in the Warrant. Ionic may ultimately decide to exercise all, some or none of the Warrant. Therefore, exercises by Ionic could result in substantial dilution to the interests of other holders of our common stock. Additionally, the issuance of such Warrant Shares to Ionic, or the anticipation of such issuances and resales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales. If and when we do make such issuances to Ionic, after Ionic has acquired such Warrant Shares, Ionic may resell all, some or none of those shares of common stock at any time or from time to time in its discretion.

The purchase price of the Purchase Shares sold to Ionic under the Purchase Agreement is derived from a future market price of our common stock on the OTCQX. The common stock sold to Ionic pursuant to the Purchase Agreement will be purchased at a discounted price. On March 31, 2022, the Company initiated a regular purchase of the Primary Shares at a Regular Purchase Price equal to 97% of the arithmetic average of the five (5) lowest VWAPs during the period starting on the date that Ionic receives Pre-Settlement Regular Purchase Shares and ending on such date that the aggregate dollar volume of our common stock traded on our Principal Market equals five (5) times the Purchase Amount, in the aggregate, subject to a five (5) Trading Day minimum (provided, however, that each day on which Investor has requested Purchase Shares which cannot be delivered to Investor shall be excluded from such calculation). This is a forward pricing mechanism based on an estimate and true up and as of the date of this prospectus, the Regular Purchase Price has yet to be calculated. In the meantime, we issued 2,926,000 shares, which reflects an estimate equal to the product of (A) the quotient of (y) the Purchase Amount (i.e., $3,000,000) divided by (z) the Pre-Settlement Regular Purchase Price, multiplied by (B) 125 (Ionic may increase at its discretion). The “Pre-Settlement Regular Purchase Price” means 80% of the Closing Price on the date immediately preceding the Regular Purchase Notice Date. As a result of this pricing structure, Ionic may sell a large amount of common stock issued at a discount to market immediately after receipt of the common stock, which could cause the price of our common stock to decrease. These sales may have a further impact on the price of our common stock.

The up to $37,000,000 in additional shares of Common Stock to be subsequently registered in the resale registration statement which may be issued or sold by us to Ionic under the Purchase Agreement and RRA, as well as Primary Settlement Purchase Shares which may be issued to true up the Initial Purchase and any additional Primary Shares that are issued at the request of Ionic, are expected to be freely tradable. It is anticipated that such Common Stock will be issued and/or sold by the Company, and then resold by Ionic, over a period of up to 24 months from March 30, 2022. The sale by Ionic of a significant amount such Common Stock at any given time could cause the market price of our Common Stock to decline and to be highly volatile. Sales of Common Stock to Ionic, if any, will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to Ionic all, some or none of the additional Common Stock that may be available for us to sell pursuant to the Purchase Agreement.

Issuances of our Common Stock in this offering will not affect the rights or privileges of our existing stockholders, except that the economic and voting interests of each of our existing stockholders will be diluted as a result of any such issuance. Although the number of Common Stock that our existing stockholders own will not decrease, the shares owned by our existing stockholders will represent a smaller percentage of our total outstanding shares after any such issuance to Ionic. If and when we do sell Common Stock to Ionic, after Ionic has acquired those shares, Ionic may resell all, some or none of such shares at any time or from time to time in its discretion. Therefore, issuances to Ionic by us under the Purchase Agreement may result in substantial dilution to the interests of other holders of Common Stock. In addition, if we sell a substantial number of Common Stock to Ionic under the Purchase Agreement, or if investors expect that we will do so, the actual sales of Common Stock or the mere existence of our arrangement with Ionic may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales. However, we have the right to control the timing and amount of any additional sales of Common Stock to Ionic and the Purchase Agreement may be terminated by us at any time at our discretion (see subsection entitled Our Termination Rights above).

DILUTION

Our net tangible book value as of September 30, 2021 was approximately $12,956,569, or approximately $0.49 per share of common stock based on 26,244,715 shares of common stock outstanding as of September 30, 2021. Net tangible book value represents total tangible assets less total liabilities. Net tangible book value per share represents net tangible book value divided by the total number of shares of common stock outstanding.

Dilution in net tangible book value per share represents the difference between the price per share of our common stock issued under the purchase agreement and the adjusted net tangible book value per share of our common stock after giving effect to this offering of 2,926,000 shares of common stock, our adjusted net tangible book value at September 30, 2021 would have been approximately $15,956,569, or approximately $0.55 per share of common stock. This represents an immediate increase in net tangible book value per share of our common stock of approximately $0.06 per share to existing stockholders and an immediate dilution of approximately $0.48 per share to selling stockholders in this offering. The following table illustrates this per-share dilution:

Purchase price per share		$1.03
Net tangible book value per share as of September 30, 2021	$0.49
Increase per share attributable to selling stockholders	$0.06

Proforma net tangible net tangible book value per share as of September 30, 2021 after giving effect to this offering		$0.55

Dilution per share to selling stockholders		$0.48

The foregoing table is based on 26,244,715 shares of common stock outstanding at September 30, 2021, which excludes, as of that date:

●	1,600,000 shares reserved for issuance in connection with future awards under our 2020 Equity Incentive Plan;

●	400,000 shares of our common stock issuable upon the vesting of outstanding restricted stock units;

●	304,000 warrants exercisable into shares of common stock outstanding (other than those issued in the Canadian offering, as set forth below); and

●

An aggregate of 2,435,718 warrants issued in connection with the June 21, 2021 Canadian offering of certain units of securities of the Company and the corresponding Over-Allotment Option under that certain Agency Agreement, dated June 9, 2021, by and between the Company and Research Capital Corporation.

CAPITALIZATION

The following table sets forth our capitalization as of September 30, 2021:

●	on an actual basis; and

●	on an as adjusted basis to reflect the issuance and sale of the Common Stock by us in this offering at an assumed average sale price of $1.03 per share of Common Stock.

The information below should be read in conjunction with, and is qualified in its entirety by, the audited consolidated financial statements and schedules and notes thereto included in our annual report on Form 10-K for the fiscal year ended December 31, 2020, and our unaudited interim consolidated financial statements for the nine-month periods ended September 30, 2020 and 2021 included in our Form 10-Q filed on November 15, 2021, each as incorporated by reference into this prospectus.

	As of September 30, 2021
	Actual	As Adjusted
Stockholder’s equity:
Common Stock, $0.0001 par value, 250,000,000 and shares authorized, and 26,244,715 and 29,170,715 shares, respectively, issued and outstanding and as adjusted for the offering	$2,624	$3,233
Capital reserves	28,860,684	28,860,684
Additional paid-in capital	82,439,706	87,839,390
Accumulated deficit	(76,954,121)	(76,954,121)
Total stockholders’ equity	$34,348,893	$39,749,186
Total Liabilities and Stockholders’ Equity	$38,085,151	$43,485,444

PLAN OF DISTRIBUTION

Ionic may sell all or a portion of the Common Stock issued hereby from time to time directly to purchasers or through one or more underwriters, broker-dealers or agents, at market prices prevailing at the time of sale, at prices related to such market prices, at a fixed price or prices subject to change or at negotiated prices, by a variety of methods including the following:

●	on any national securities exchange or over-the-counter market on which the Common Stock may be listed or quoted at the time of sale;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which a broker-dealer may attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer, as principal, and a subsequent resale by the broker-dealer for its account;

●	in “at the market” offerings to or through market makers into an existing market for Common Stock;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	in transactions otherwise than on such exchanges or in the over-the-counter market;

●	through a combination of any such methods; or

●	through any other method permitted under applicable law.

We will pay the expenses incident to the registration and offering of the Common Stock issued hereby. We have agreed to indemnify Ionic and certain other persons against certain liabilities in connection with the offering of shares offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Ionic has agreed to indemnify us against liabilities under the Securities Act that may arise from certain written information furnished to us by Ionic specifically for use in this prospectus or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities.

Ionic has represented to us that at no time prior to the Purchase Agreement has Ionic or its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any short sale (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of our Ionic or any hedging transaction, which establishes a net short position with respect to our Common Stock. Ionic agreed that during the term of the Purchase Agreement, it, its agents, representatives or affiliates will not enter into or effect, directly or indirectly, any of the foregoing transactions.

We have advised Ionic that it may be required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes a selling stockholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the securities offered by this prospectus.

Ionic has informed us that it intends to use an unaffiliated broker-dealer to effectuate all sales, if any, of the common stock that it may be issued by us hereby and pursuant to the Purchase Agreement and the Warrant. Such sales will be made at prices and at terms then prevailing or at prices related to the then current market price. Each such unaffiliated broker-dealer will be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. Ionic has informed us that each such broker-dealer will receive commissions from Ionic that will not exceed customary brokerage commissions.

Ionic may also sell Common Stock under Rule 144 promulgated under the Securities Act of 1933, as amended, if available, rather than under this prospectus.

In effecting sales, brokers-dealers engaged by Ionic may arrange for other brokers-dealers to participate. If Ionic effect such transactions by selling Common Stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from Ionic or commissions from purchasers of Common Stock for whom they may act as agent or to whom they may sell as principal. Underwriters may sell securities to or through dealers, and dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. The compensation paid to a particular broker-dealer may be less than or in excess of customary commissions. Neither we nor Ionic can presently estimate the amount of compensation that any agent will receive.

Ionic is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act. Any underwriters, brokers, dealers or agents that participate in such distribution may be deemed to be “underwriters” within the meaning of the Securities Act, and any discounts, commissions or concessions received by any underwriters, brokers, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act. Any Selling Stockholder who is an “underwriter” within the meaning of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act and the provisions of the Exchange Act and the rules thereunder relating to stock manipulation.

In order to comply with the securities laws of some states, Common Stock sold in those jurisdictions may only be sold through registered or licensed brokers or dealers. In addition, in some states, Common Stock may not be sold unless the Common Stock have been registered or qualified for sale in that state or an exemption from registration or qualification is available and is complied with.

DESCRIPTION OF SECURITIES WE ARE OFFERING

Common Stock

The material terms and provisions of our Common Stock are described under the caption “Description of Common Stock” starting on page S-20 of the accompanying prospectus.

Warrant

The material terms and provisions of the Warrant are described under the caption “The Ionic Transaction - Warrant” starting on page S-13 of the accompanying prospectus.

LEGAL MATTERS

The validity of the issuance of shares of common stock offered hereby has been passed upon for us by Procopio, Cory, Hargreaves & Savitch LLP, San Diego, California.

EXPERTS

The consolidated financial statements of Logiq, Inc. (f/k/a Weyland Tech, Inc.) as of December 31, 2020 and December 31, 2019 incorporated by reference in this prospectus supplement, have been so incorporated in reliance on the report of Centurion ZD CPA & Co., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and are required to file annual, quarterly and other reports, proxy statements and other information with the SEC. You may inspect and copy these reports, proxy statements and other information at the public reference facilities maintained by the SEC in Washington, D.C., 100 F Street N.E., Washington, D.C. 20549. Copies of such materials can be obtained from the SEC’s public reference section at prescribed rates. You may obtain information on the operation of the public reference rooms by calling the SEC at (800) SEC-0330. Additionally, the SEC maintains an Internet site (www.sec.gov) that contains reports, proxy and information statements, and various other information about us. You may also inspect the documents described herein upon notice at our headquarters, 85 Broad Street, 16-079, New York, NY 10004 during normal business hours.

Information about us is also available at our website at www.logiq.com. However, the information on our website is not a part of this prospectus supplement and is not incorporated by reference into this prospectus supplement.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with the SEC, which means that we can disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus supplement, and information we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of any offering of securities made by this prospectus supplement:

●	our Annual Report on Form 10-K for year ended December 31, 2020, filed with the SEC on March 31, 2021;

●	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021, June 30, 2021 and September 30, 2021, filed with the SEC on May 17, 2021, August 16, 2021 and November 15, 2021, respectively;

●	our Current Reports on Form 8-K filed on January 7, 2021, January 14, 2021, March 5, 2021, March 10, 2021, March 30, 2021, April 16, 2021, April 27, 2021, June 10, 2021, June 15, 2021, June 21, 2021, and June 30, 2021, July 16, 2021, July 27, 2021, August 6, 2021, September 7, 2021, December 16, 2021, January 13, 2022, January 26, 2022, February 17, 2022 and March 31, 2022.

●	the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on February 22, 2006, as amended on February 23, 2006, under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description; and

●	filings we make with the SEC pursuant to the Exchange Act after the date of this prospectus supplement.

Upon written or oral request, we will provide without charge to each person, including any beneficial owner, to whom this prospectus supplement is delivered, a copy of any or all of such information that has been incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus supplement incorporates). Written or oral requests for copies should be directed to Logiq, Inc., Attn: Chief Executive Officer, 85 Broad Street, 16-079, New York, NY 10004, telephone number ((808) 829-1057. See the section of this prospectus supplement entitled “Where You Can Find More Information” for information concerning how to read and obtain copies of materials that we file with the SEC at the SEC’s public offices.

Any statement contained in this prospectus supplement, or in a document all or a portion of which is incorporated by reference, shall be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement, any prospectus supplement or any document incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus supplement.

LOGIQ, INC.

$40,000,000

COMMON STOCK

WARRANTS

DEBT SECURITIES

RIGHTS

UNITS

From time to time, we may offer up to $40,000,000 aggregate dollar amount of shares of our common stock, debt securities, warrants to purchase our common stock, debt securities or other securities, subscription rights and/or units consisting of some or all of these securities, in any combination, together or separately, in one or more offerings, in amounts, at prices and on terms that we will determine at the time of the offering and which will be set forth in a prospectus supplement and any related free writing prospectus.

This prospectus describes the general manner in which those securities may be offered using this prospectus. Each time we offer securities, we will specify in an accompanying prospectus supplement and any related free writing prospectus the terms of securities offered and the offering thereof and may also add, update or change information contained in this prospectus.

You should read this prospectus, the information incorporated, or deemed to be incorporated, by reference in this prospectus, and any applicable prospectus supplement and related free writing prospectus carefully before you invest.

Our common stock is traded on the OTCQX Market under the symbol, “LGIQ”, and on the NEO Exchange in Canada under the same symbol, “LGIQ”. On September 24, 2021, the last reported sales price for our common stock on the OTCQX Market was $3.49 per share, and C$4.49 per share on the NEO Exchange. None of the other securities we may offer are currently quoted on any other market or securities exchange.

An investment in our securities involves a high degree of risk. You should carefully consider the information under the heading “Risk Factors” beginning on page 7 of this prospectus and any applicable prospectus supplement, before investing in our securities.

The securities described in this prospectus may be sold to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any underwriters, dealers or agents are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters or agents and any applicable fees, discounts or commissions, details regarding over-allotment options, if any, will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 8, 2021

i

ABOUT THIS PROSPECTUS

is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, from time to time, we may sell any combination of the securities described in this prospectus in one or more offerings, up to an aggregate dollar amount of $40,000,000. Each time we sell securities under this shelf registration process, we will provide a prospectus supplement that will contain specific information about the terms of the offering, which may include, where applicable: (i) in the case of common stock, the number of common stock offered, the offering price and any other specific terms of the offering; (ii) in the case of warrants, the designation, number and terms of the common stock or debt securities purchasable upon exercise of the warrants, any procedures that will result in the adjustment of those numbers, the exercise price, dates and periods of exercise, and the currency or the currency unit in which the exercise price must be paid and any other specific terms; (iii) in the case of debt securities, the specific designation, aggregate principal amount, currency or the currency unit for which such debt securities may be purchased, maturity, interest provisions, authorized denominations, offering price, covenants, events of default, any redemption terms, any sinking fund provisions, any exchange or conversion terms, whether payment on the debt securities will be senior or subordinated to our other liabilities and obligations and any other specific terms; (iv) in the case of rights, the designation, number and terms of the right to purchase common stock, warrants, debt securities, or units; and (v) in the case of units, the designation, number and terms of the common stock, warrants, debt securities or rights comprising the units. A prospectus supplement may include specific variable terms pertaining to the securities that are not within the alternatives and parameters set forth in this prospectus as we have provided to you in this prospectus a general description of the securities we may offer.

In connection with any offering of the securities (unless otherwise specified in a prospectus supplement), underwriters or agents may over-allot or effect transactions which stabilize or maintain the market price of the securities offered at a higher level than that which might exist in the open market. Such transactions, if commenced, may be interrupted or discontinued at any time.

We may also add, update or change in a prospectus supplement or any free writing prospectus any of the information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and any applicable prospectus supplement or free writing prospectus, you should rely on the information in such prospectus supplement or free writing prospectus; provided that, if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus or any prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement. You should read both this prospectus, any applicable prospectus supplement, and any related free writing prospectus, together with additional information described under the heading, “Where You Can Find More Information” and the information incorporated herein by reference as described under the heading, “Information Incorporated by Reference” before investing in any of the securities offered.

You should rely only on the information contained in or incorporated by reference into this prospectus, any applicable prospectus supplement, and any related free writing prospectus. No dealer, salesperson or any other person is authorized to give any information or to make any representation other than the information and representations contained in or incorporated by reference into this prospectus, any applicable prospectus supplement, and any related free writing prospectus. If different information is given or different representations are made, you may not rely on that information or those representations as having been authorized by us. You may not imply from the delivery of this prospectus, any applicable prospectus supplement, any related free writing prospectus, nor from a sale made under this prospectus, any applicable prospectus supplement, and any related free writing prospectus that our affairs are unchanged since the date of this prospectus, any applicable prospectus supplement, and any related free writing prospectus or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement, any related free writing prospectus or any sale of a security. This prospectus, any applicable prospectus supplement, and any related free writing prospectus may only be used where it is legal to sell the securities.

In this prospectus, unless the context otherwise requires, the terms “Logiq,” “LGIQ,” the “Company,” “we,” “us,” and “our” refer to Logiq, Inc., a Delaware corporation.

References in this prospectus to “$” are to United States dollars. References in this prospectus to “C$” are to Canadian dollars.

ii

PROSPECTUS SUMMARY

This summary does not contain all the information that you should consider before investing in our securities. You should read the entire prospectus and the information incorporated by reference in this prospectus carefully, including “Risk Factors” and the financial data and related notes and other information incorporated by reference, before making an investment decision.

Overview

The Company offers solutions that help small-to-medium-sized businesses (“SMBs”) to provide access to and reduce transaction friction of e-commerce for their clients globally. The Company’s solutions are provided through (i) its core platform, “AppLogiq” (operated as CreateApp), allows SMBs to establish their point-of-presence on the web, and (ii) “DataLogiq”, a digital marketing analytics business unit that offers proprietary data management, audience targeting and other digital marketing services that improve an SMB’s discovery and branding within the vast e-commerce landscape.

The Company enables SMBs to create a mobile app for their business without the need of technical knowledge, high investment, or background in IT by utilizing “AppLogiq”, which is a platform that is offered as a Platform as a Service (“PaaS”) to the Company’s customers. The Company’s DataLogiq business unit offers online marketing solutions on a performance marketing and self-serve, Software as a Service (“SaaS”) basis.

We provide our PaaS and digital marketing to SMBs in a wide variety of industry sectors. We believe that SMBs can increase their sales, reach more customers, and promote their products and services using our affordable and cost-effective solutions. We recognize revenue on a pay to use subscription basis when our customers use our PaaS platform to create mobile apps for their business and on our SaaS platform when provisioning services for their marketing campaigns. We also recognize revenue on cost-per-lead (“CPL”) and other metrics for engagements undertaken on a performance marketing basis.

Products

General

Since 2017, we have been focused on enabling mobile commerce via our enhanced platform offered on a PaaS basis, and the Company’s e-wallet initiative. Product launches with our strategic partners DPEX Worldwide Express (S) PTE. Ltd. (Indonesia), BGT Corp Public Company Limited (Thailand), and Augicom Telecom SA (France) are representative of the PaaS platform strategy and product offering. Currently, we offer the following products (each of which is described below): (i) APPLogiq, (ii) PAYLogiq, (iii) GOLogiq; and (iv) the DATALogiq branded consumer data management platform.

AppLogiq

APPLogiq, the Company’s core product and PaaS, allows SMBs to create mobile apps for their business without the need of technical knowledge, high investment, or background in IT.

APPLogiq has evolved over the course of 2017, 2018, 2019, and 2020 to capitalize on the immediate opportunity for developing a larger network of valuable users and merchants by developing services that will enable the adoption of mobile commerce across Greater South East Asia and the United States. The platform enhancements have taken the Company’s technology from a standalone “do-it-yourself” (“DIY”) app builder to an enhanced platform built to enable mobile commerce by empowering users to create their own e-commerce and mobile-commerce ecosystem.

2019, the Company focused on scaling this business model by continuing to develop and expand strategic partnerships that would increase the number of users, and the merchants available to users, of the Company’s products on a PaaS basis. These efforts expanded on the success of recent product launches representative of the PaaS platform strategy and product offerings with our strategic partners, and after extensive discussions with our partners, management believes that supporting these initiatives through deeper engagement, interaction, and co-marketing/sales substantially benefited the Company in 2018 and 2019. As a result, our year-over-year revenues increased by 45% in 2018 and by 52% in 2019. For 2020 over 2019, in spite of COVID-19, the Company worked to improve gross profit margins while reducing older, volume-based, low-margin white-label partnership revenues and, although year-over-year revenues decreased by 34.3%, the gross profits margins improved to approximately 25.8%.

PayLogiq

Launched in late 2017 as the Company’s e-wallet initiative, PAYLogiq is a ‘consumer facing’ product offering that supports the PaaS strategy developed by the enhancements to the AppLogiq platform providing payment capabilities to users of our platform. Moreover, PAYLogiq is designed to be a robust and universal payment platform, and its growth is therefore not limited to the Company’s PaaS customers alone.

Since its launch, PAYLogiq has surpassed the Company’s expectations as it has achieved stronger than anticipated customer traction with limited marketing expense.

GOLogiq

GOLogiq is our PaaS platform that provides mobile payment capabilities for the local food delivery service industry. We launched GOLogiq in the fall of 2019 in Jakarta, Indonesia, and as of December 31, 2020, GOLogiq has reached a registered customer base of 166,000 mobile users. The Company plans to continue to reinvest in GOLogiq in order to increase user growth and regional expansion with its unique pedestrian-powered approach to urban food delivery.

DATALogiq Consumer Data Management Platform

DATALogiq operates a consumer data management platform powered by lead generation, online marketing, and multichannel reengagement strategies through its owned and operated brands.

DATALogiq has developed a proprietary data management platform and integrates with several third-party service providers to optimize the return on its marketing efforts. DATALogiq focuses on consumer engagement and data enrichment to maximize its return on acquisition through repeat monetization of each consumer. DATALogiq also licenses its software technology and provides managed technology services to various other e-commerce companies. DATALogiq is located in Minneapolis, Minnesota, USA.

Product Development

DATALogiq is developing an end-to-end marketing technology platform utilizing big data and artificial intelligence (“AI”) for enterprise and SMB clients that will allow clients to develop desired target audiences, activate campaigns, insert creative content and broadcast through a cost-effective advertising channel for the campaign.

Development of our software is focused on expanding product lines, designing enhancements to our core technologies, and integrating existing and new products into our principal software architecture and platform technologies. We intend to continue to offer regular updates to our products and to continue to look for opportunities to expand our existing suite of products and services.

To date, we have primarily developed products internally, sometimes also licensing or acquiring products, or portions of products, from third parties. These arrangements sometimes require that we pay royalties to third parties. We intend to continue to license or otherwise acquire technology or products from third parties when it makes business sense to do so.

In the third quarter of 2020, we rebranded under the Logiq name. Our offerings now extend from mobile commerce and fintech solutions for SMBs, to AI-powered, SaaS-based digital marketing solutions for enterprises and major brands. We believe the Logiq branding better reflects the use of data analytics that underlies both of our business segments.

Our customer relationships now range from hundreds of thousands of SMBs around the world to publicly traded Fortune 1000 companies. Among our notable customers are QuinStreet (a marketing technology company), Purple (the creator of the renowned Purple mattress), and Sunrun (a solar company).

These new major clients reflect our transformation, which began with the completion of our acquisition of the assets of Push Holdings, Inc. (“Push”). This has led to the streamlining during the third quarter of 2020 of our various brands and business units into two business segments: DATALogiq and APPLogiq.

DATALogiq’s data engine uses proprietary methodologies and AI systems to deliver valuable consumer insights that can dramatically enhance the effectiveness, reach, and return on investment of online marketing spend for enterprises and major brands. Alongside DataLogiq is our new Fixel subsidiary that offers simplified online marketing with critical privacy features, and our new Rebel AI subsidiary, that helps SMBs compete more effectively against larger businesses by helping to attract more consumers to their online stores APPLogiq mobile commerce PaaS enables SMBs worldwide to easily create and deploy a native mobile app for their business without technical knowledge or background. APPLogiq empowers businesses to reach more customers, increase sales, manage logistics, and promote their products and services in an easy, affordable and rapid deployment way. Our APPLogiq mobile platform now also includes our PAYLogiq fintech and GOLogiq delivery services that have garnered great interest from potential partners due to the deep consumer data both have been acquiring since their inception.

The combination of APPLogiq’s mobile platform and DATALogiq’s data engines offers a uniquely powerful e-commerce and m-commerce platform for many types of businesses and brands. We have and will continue to integrate, existing and new, cutting-edge services with the aim of providing a comprehensive and differentiated e-commerce and m-commerce offering for our existing and interested, new customers.

Soon after the close of the Push asset acquisition, the impact of the COVID-19 pandemic quickly emerged, with global lockdowns and the corresponding impact on SMBs. Fortunately, due to the diversification of our revenue sources, we have thus far been able to weather the storm. While our APPLogiq m-commerce business, targeted at distributors and SMB end users, has been adversely affected by the lockdown of traditional commercial businesses, our DATALogiq e-commerce data-driven digital marketing business has benefited by shifting to the many solely online businesses that have experienced an uptick in demand due to the pandemic.

Importantly, for DATALogiq, the recent acquisition of Fixel and its audience targeting solution has meant the introduction of a new SaaS revenue stream. Audience targeting is the ability to take the full audience of prospective customers and segment it into groups based on different criteria, including online behavioral characteristics, demographics, interests, and intent. The acquisition reflects our ability to adapt to the substantial industry shift that the end of the third party cookies represents. Fixel provides a timely solution to the loss of third party data that addresses the consumer privacy concerns that gave rise to the coming decline in third party cookies.

Our Strategy and Plan of Operations

Our growth strategy is a multi-faceted approach, consisting of the following:

●	Development of an end-to-end unified SaaS offering. We expect to unify all of our technology platforms into one framework to provide a streamlined user experience for customers to leverage all of our applications through a SaaS model.

●	Expand our customer base and business relationships. Today, we are already installed in major media companies and technology platforms. We intend to increase the usage of our technology and deepen technology relationships to drive increased revenue.

●	Expand salesforce to acquire new brands and online advertisers. We intend to increase our salesforce to expand our existing business relationships with leading media networks and advertising agencies and to aggressively activate new brand advertiser relationships and business joint ventures.

●	Focus on SMBs. We believe that there is a significant opportunity for an end-to-end advertising and marketing technology solution for SMBs seeking to grow their online sales without dealing with the many challenges of integrating multiple point solutions. We intend to heavily market our platforms to SMBs.

●	Maintain innovation. We continue to develop and introduce new features and improved functionality to our platforms. Key initiatives include development of easy to use self serve platforms for SMBs, and continued development of AI-driven marketing technologies.

Assessment of Strategic Alternatives

On September 27, 2021, we announced our intention to continue to pursue accretive acquisitions to bolster our DATALogiq business unit and to assess possible strategic alternatives, including the potential spinoff, related to our APPLogiq business. There are no such definitive agreements, acquisition targets or strategic transactions currently in place, but the Company intends to evaluate such opportunities and pursue such objectives in the near future.

Corporate Information

Logiq, Inc., formerly known as Weyland Tech, Inc., is a Delaware corporation that incorporated in 2004.

On September 25, 2020, the Company commenced trading under the Company’s new name, Logiq, Inc., under its new symbol: “LGIQ”. On June 21, 2021, the Company commenced trading in Canada under the same symbol, “LGIQ”.

The Company’s common stock is quoted on the OTCQX Market, and the NEO Exchange in Canada.

Logiq is headquartered in New York, with offices in New York City, Singapore, Minneapolis, MN, Denver, CO and Jakarta, Indonesia. Our principal executive offices are located at 85 Broad Street, 16-079, New York, NY 10004, and our telephone number is (808) 829-1057. We maintain an internet website at www.logiq.com. We do not incorporate the information on our website into this prospectus supplement and you should not consider it part of this prospectus supplement.

Where You Can Find More Information

For additional information as to our business, properties and financial condition, please refer to the documents cited in “Where You Can Find More Information.”

The Securities We May Offer

We may offer common stock, warrants, debt securities, subscription rights, and/or units with a total value of up to $40,000,000 from time to time under this prospectus, together with any applicable prospectus supplement and related free writing prospectus, at prices and on terms to be determined by market conditions at the time of offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

●	designation or classification;

●	aggregate principal amount or aggregate offering price;

●	maturity, if applicable;

●	original issue discount, if any;

●	rates and times of payment of interest or dividends, if any;

●	redemption, conversion, exchange or sinking fund terms, if any;

●	conversion or exchange prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates, and in the securities or other property receivable upon conversion or exchange;

●	ranking;

●	restrictive covenants, if any; and

●	voting or other rights, if any.

A prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part. We will not offer any securities for sale to any member of the public in Canada unless the offering is in connection with and forms part of the consideration for an acquisition or merger transaction or unless an applicable prospectus and/or prospectus supplement containing the specific terms of the securities to be offered is first approved for filing by the securities commissions or similar regulatory authorities in each of the provinces and territories of Canada where the securities will be offered for sale.

We may sell the securities registered hereunder on a continuous or delayed basis to or through underwriters, dealers or agents, or directly to purchasers. The prospectus supplement, which we will provide to you each time we offer such securities registered hereunder, will set forth the names of any underwriters, dealers or agents involved in the sale of such securities, and any applicable fee, commission, or discount arrangements with them.

Common Stock

We may offer shares of our common stock, par value $0.0001 per share, including securities convertible into common stock.

Warrants

We may offer warrants for the purchase of shares of our common stock, debt securities, or other securities in one or more series, from time to time. We may issue warrants independently or together with common stock, warrants, debt securities, subscription rights, or units, and the warrants may be attached to or separate from such securities. Our board of directors will determine the terms of the warrants.

The warrants will be evidenced by warrant certificates and may be issued under one or more warrant indentures, which are contracts between our Company and a warrant trustee for the holders of the warrants. We may also choose to act as our own warrant trustee. In this prospectus, we have summarized certain general features of the warrants under “Description of Warrants”. We urge you, however, to read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of warrants being offered, as well as the warrant certificates and, if applicable, the warrant indentures, that contain the terms of the warrants. Specific warrant certificates and, if applicable, warrant indentures, will contain additional important terms and provisions and will be filed as exhibits to the registration statement of which this prospectus is a part, or incorporated by reference from a current report on Form 8-K that we file with the SEC.

Debt Securities

We may offer debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The debt securities may be issued under one or more documents called indentures, which are contracts between our Company and a trustee for the holders of the debt securities, or may be issued without the use of an indenture. If debt securities are issued without the use of an indenture, all the terms of such debt security shall be included in the form of such debt security. In this prospectus, we have summarized certain general features of the debt securities under “Description of Debt Securities”. We urge you, however, to read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of debt securities being offered, as well as the complete indentures, if any, or the forms of such debt securities, as applicable, that contain the terms of the debt securities. A form of indenture has been filed as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and/or forms of debt securities containing the terms of debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part, or incorporated by reference from a current report on Form 8-K that we file with the SEC.

Subscription Rights

We may offer subscription rights to purchase shares of our common stock, warrants, debt securities, units, or other securities. We may issue subscription rights independently or together with other securities. Our board of directors will determine the terms of the subscription rights. In this prospectus, we have summarized certain general features of the subscription rights under “Description of Rights”. We urge you, however, to read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the subscription rights being offered. We may evidence each series of subscription rights by a separate rights agreement to be entered into between the Company and a bank or trust company, as rights agent. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, any rights agreement that describe the terms of the series of subscription rights we are offering before the issuance of the related series of such subscription rights.

Units

We may offer units consisting of some or all of the securities described above, in any combination, including common stock, warrants, debt securities, and/or subscription rights. In this prospectus, we have summarized certain general features of the units under “Description of Units”. We urge you, however, to read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered. We may evidence each series of units by unit certificates that we will issue under a separate unit agreement with a unit agent. We may also choose to act as our own unit agent. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, any unit agreements that describe the terms of the series of units we are offering before the issuance of the related series of units.

RISK FACTORS

An investment in our securities involves a high degree of risk. The prospectus supplement relating to a particular offering of securities will contain a discussion of the risks applicable to an investment in the securities offered. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors,” included in our most recent Annual Report on Form 10-K, as revised or supplemented by our subsequent Quarterly Reports on Form 10-Q or our Current Reports on Form 8-K that we have filed with the SEC, all of which are incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

FORWARD-LOOKING STATEMENTS

This prospectus and documents incorporated herein by reference contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve a number of risks and uncertainties. We caution readers that any forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement. These statements are based on current expectations of future events. Such statements include, but are not limited to, statements about future financial and operating results, plans, objectives, expectations and intentions, costs and expenses, interest rates, outcome of contingencies, financial condition, results of operations, liquidity, cost savings, objectives of management, business strategies, debt financing, timing and plans, governmental regulations, the achievement of commercial milestones, the advancement of our technologies and our product offerings, and other statements that are not historical facts. You can find many of these statements by looking for words like “believes,” “expects,” “anticipates,” “estimates,” “may,” “might,” “should,” “will,” “could,” “plan,” “intend,” “project,” “seek” or similar expressions in this prospectus or in documents incorporated by reference into this prospectus. We intend that such forward-looking statements be subject to the safe harbors created thereby.

These forward-looking statements are based on the current beliefs and expectations of our management and are subject to significant risks and uncertainties. If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results may differ materially from current expectations and projections. Factors that might cause such a difference include those discussed in the heading “Risk Factors,” included in our most recent Annual Report on Form 10-K, as revised or supplemented by our subsequent Quarterly Reports on Form 10-Q or our Current Reports on Form 8-K that we have filed with the SEC, as well as those discussed in this prospectus and in the documents incorporated by reference into this prospectus. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus or, in the case of documents referred to or incorporated by reference, the date of those documents.

All subsequent written or oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events, except as may be required under applicable U.S. securities law. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

WHERE YOU CAN FIND MORE INFRMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and are required to file annual, quarterly and other reports, proxy statements and other information with the SEC. The SEC maintains an Internet site (www.sec.gov) that contains reports, proxy and information statements, and various other information about us. You may also inspect the documents described herein upon notice at our headquarters, 85 Broad Street, 16-079, New York, NY 10004 during normal business hours.

Since we are a reporting issuer in all of the provinces in Canada except Quebec, we are also required to file with the securities commission or regulatory authority in each of the applicable provinces in Canada on SEDAR. You may read our public Canadian filings on the SEDAR Internet site at www.sedar.com, and you can print them from that site.

Information about us is also available at our website at www.logiq.com. However, the information on our website is not a part of this prospectus and is not incorporated by reference into this prospectus.

INCORPORATION OF INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with the SEC, which means that we can disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of any offering of securities made by this prospectus:

●	our Annual Report on Form 10-K for year ended December 31, 2020, filed with the SEC on March 31, 2021;

●	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021, and June 30, 2021, filed with the SEC on May 17, 2021 and August 16, 2021, respectively;

●	Our Current Reports on Form 8-K filed on January 7, 2021, January 14, 2021, March 5, 2021, March 10, 2021, March 30, 2021, April 16, 2021, April 27, 2021, June 10, 2021, June 15, 2021, June 21, 2021, and June 30, 2021, July 16, 2021, July 27, 2021, August 6, 2021, and September 7, 2021.

●	the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on February 22, 2006, as amended on February 23, 2006, under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description; and

●	filings we make with the SEC pursuant to the Exchange Act after the date of the initial registration statement, of which this prospectus is a part, and prior to the effectiveness of the registration statement.

Upon written or oral request, we will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of such information that has been incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates). Written or oral requests for copies should be directed to Logiq, Inc., Attn: President, 85 Broad Street, 16-079, New York, NY 10004, telephone number (808) 829-1057. See the section of this prospectus entitled “Where You Can Find More Information” for information concerning how to read and obtain copies of materials that we file with the SEC and Canada on SEDAR.

Any statement contained in this prospectus, or in a document all or a portion of which is incorporated by reference, shall be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement, any related free writing prospectus, or any document incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds to us from the sale of our securities under this prospectus. Unless otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of securities under this prospectus for general corporate purposes, which may include funding product development, increasing our working capital and acquisitions or investments in businesses, products or technologies that are complementary to our own. We will set forth in the prospectus supplement our intended use for the net proceeds received from the sale of any securities. Pending the application of the net proceeds, we intend to invest the net proceeds in short-term or long-term, investment-grade, interest-bearing securities.

PLAN OF DISTRIBUTION

We may sell the securities covered by this prospectus to one or more underwriters for public offering and sale by them, and may also sell the securities to investors directly or through agents. We will name any underwriter or agent involved in the offer and sale of securities in the applicable prospectus supplement. We have reserved the right to sell or exchange securities directly to investors on our own behalf in jurisdictions where we are authorized to do so. We may distribute the securities from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

We may directly solicit offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time. We will name in a prospectus supplement any agent involved in the offer or sale of our securities. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis, and a dealer will purchase securities as a principal for resale at varying prices to be determined by the dealer.

If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale and we will provide the name of any underwriter in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

We will provide in the applicable prospectus supplement any compensation we pay to underwriters, dealers, or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, or the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses. We may grant underwriters who participate in the distribution of our securities under this prospectus an option to purchase additional securities to cover any over-allotments in connection with the distribution.

The securities we offer under this prospectus may or may not be listed on a securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include short sales of the securities, which involves the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such short positions by making purchases in the open market or by exercising their option to purchase additional securities. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and they may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in these sale transactions will be an underwriter and will be identified in the applicable prospectus supplement. In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. The financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

We will not offer any securities for sale in Canada or to a Canadian resident unless an applicable prospectus and/or prospectus supplement containing the specific terms of the securities to be offered is first approved for filing by the securities commissions or similar regulatory authorities in each of the provinces and territories of Canada where the securities will be offered for sale.

We will file a prospectus supplement and related free writing prospectus, if applicable, to describe the terms of any offering of our securities covered by this prospectus. The prospectus supplement and any applicable free writing prospectus will disclose:

●	the terms of the offer;

●	the names of any underwriters, including any managing underwriters, as well as any dealers or agents;

●	the purchase price of the securities from us;

●	the net proceeds to us from the sale of the securities;

●	any delayed delivery arrangements;

●	any underwriting discounts, commissions or other items constituting underwriters’ compensation, and any commissions paid to agents;

●	in a subscription rights offering, whether we have engaged dealer-managers to facilitate the offering or subscription, including their name or names and compensation;

●	any public offering price; and

●	other facts material to the transaction.

We will bear all or substantially all of the costs, expenses and fees in connection with the registration of our securities under this prospectus. The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business.

DESCRIPTION OF CAPITAL STOCK

Common Stock

We are authorized to issue 250,000,000 shares of common stock, at a par value $0.0001 per share. The holders of common stock are entitled to one vote for each share held of record on all matters to be voted on byThe holders of common stock are entitled to receive ratably such dividends when, as and if declared by the Board of Directors of the Company (the “Board”) out of funds legally available therefore.  In the event we have liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining which are available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock.  Holders of shares of common stock, as such, have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to the common stock.

On April 21, 2021, the Company adopted a Majority Voting Policy (the “Policy”) with respect to the election of directors. Under the Policy, in an uncontested election of directors, any director nominee who receives a greater number of votes “withheld” than votes “for” his or her election at a meeting of shareholders of the Company must promptly tender his or her resignation to the chairman of the Board. Following receipt of such resignation, the Governance Committee of the Board (the “Committee”) will consider the resignation and recommend to the Board whether to accept such tendered resignation. Except in special circumstances, the Committee will be expected to accept and recommend acceptance of the resignation by the Board. A press release disclosing the Board’s determination (and the reasons for rejecting the resignation, if applicable) will be issued within 90 days following the date of the relevant meeting of shareholders and a copy of the press release will be sent concurrently to the NEO Exchange, provided that the Company’s common stock is then listed for trading on the NEO Exchange. The director’s resignation, if accepted, will become effective immediately upon acceptance thereof by the Board.

Any director who tenders his or her resignation pursuant to the Policy will not participate in the recommendation of the Committee or the decision of the Board with respect to such resignation.

any restrictions imposed by applicable law, where the Board accepts a resignation in accordance with the Policy, the Board may (i) leave the director vacancy unfilled until the next annual meeting of shareholders, (ii) fill the vacancy through the appointment of a new director, or (iii) call a special meeting of shareholders at which a new candidate will be presented to fill the vacant position.

The Policy applies only in circumstances involving an uncontested election of directors. For purposes of the Policy, an “uncontested election” of directors of the Company means an election held at any meeting of shareholders called for, either alone or with other matters, the election of directors, with respect to which the number of nominees for election is equal to the number of positions on the Board to be filled through the election to be conducted at such meeting.

Because the Policy effectively alters the manner in which directors are currently elected under the Company’s Bylaws, the approval of such Policy is subject to shareholder approval. The Company intends to submit a proposal to shareholders to approve the Policy and related changes to the Company’s Bylaws as soon as reasonably practicable.

As of September 16, 2021, there were 26,147,715 shares of our common stock outstanding and held by approximately 614 record holders of record of our common stock. This number was derived from our stockholder records and does not include beneficial holders of our common stock whose shares are held in “street name” with various dealers, clearing agencies, banks, brokers and other fiduciaries.

Equity Compensation Plan Information

There were no equity compensation plans outstanding as of December 31, 2019.

On September 30, 2020, the Company adopted an equity compensation plan entitled the Logiq, Inc. 2020 Equity Incentive Plan (the “Plan”). Pursuant to the Plan, the Company reserved up to 2,000,000 shares of common stock for issuance under the Plan.

On April 21, 2021, the Company amended and restated its 2020 Equity Incentive Plan to provide that stock options issued under the plan (i) may not be transferred and (ii) may not have an exercise price less than the fair market value (“FMV”) of such stock options as of the grant date. Pursuant to the A&R Plan (as defined below), FMV shall be determined as follows: (i) if the Company’s common stock is then listed or admitted to trading on a national stock exchange, the FMV shall be either (x) the five-day volume weighted average trading price, calculated by dividing the total value by the total volume of securities traded on a national stock exchange for the relevant period, or (y) the closing price of the Company’s common stock on a national stock exchange on the previous trading day prior to the date of grant of the award; or (y) if the Company’s common stock is not then listed or admitted to trading on a national stock exchange, the FMV shall be a price determined by the administrator of the A&R Plan in good faith using any reasonable method of valuation. In addition, the Company amended and restated the form agreements for awards made pursuant to the Company’s Amended and Restated 2020 Equity Incentive Plan (the “A&R Plan”) to reflect the foregoing changes.

The A&R Plan remains subject to shareholder approval, which the Company shall undertake to obtain as soon as reasonably practicable, but in no event later than one year from the amendment date. In the event that the Company does not obtain the requisite shareholder approval of the A&R Plan within one year, the A&R Plan shall not be effective and the form agreements for awards made thereunder shall revert to their original form.

Transfer Agent

We have engaged Nevada Agency and Trust Company as our stock transfer agent.  Nevada Agency and Trust Company is located at 50 West Liberty Street, Reno, Nevada 89501. Phone: (775) 332-0626.

We have also engaged Odyssey Trust Company as our stock transfer agent in Canada. Odyssey Trust Company is located at: 702, 67 Yonge Street, Toronto ON M5E1JB. Phone: 1-833-394-7716.

Market

Our common stock is quoted on The OTCQX Market under the symbol, “LGIQ”.

Our common stock is also quoted on the NEO Exchange in Canada under the same symbol, “LGIQ”.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the 11

Potential Effects of Authorized but Unissued Stock

We have shares of common stock available for future issuance without stockholder approval. We may utilize these additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, to facilitate corporate acquisitions or payment as a dividend on the capital stock.

The existence of unissued and unreserved common stock may enable our board of directors to issue shares to persons friendly to current management or to discourage a third-party attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, thereby protecting the continuity of our management.

Anti-Takeover Effects of Delaware Law and Our Certificate of Incorporation and Bylaws

Certificate of Incorporation and Bylaws

Some provisions of our certificate of incorporation and our bylaws contain provisions that may have the effect of delaying or preventing a change of control or changes in our management. Some of these provisions:

●	authorize our board of directors to issue up to 250,000,000 shares of authorized common stock;

●	specify that special meetings of our stockholders can be called only by the Chairman of our board of directors, President, or Vice President; and

●	provide that stockholders will not be allowed to vote cumulatively in the election of directors.

It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions which provide for payment of a premium over the market price for our shares.

Delaware Anti-Takeover Statute

We are subject to Section 203 of the Delaware General Corporation Law, which prohibits persons deemed to be “interested stockholders” from engaging in a “business combination” with a publicly held Delaware corporation for three years following the date these persons become interested stockholders unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the board of directors.

The provisions of Delaware law, our certificate of incorporation and our bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in the composition of our board of directors and management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

DESCRIPTION OF WARRANTS

General

We may issue warrants for the purchase of our common stock, any other securities registered herein, or any combination thereof in one or more series. Warrants may be issued independently or together with our securities or common stock and may be attached to or separate from any offered securities. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

We will evidence each series of warrants by Warrant certificates (“Warrant Certificates”) that we may issue under one or more warrant indentures (each, a “Warrant Indenture”), which we may enter into with a warrant trustee (the “Warrant Trustee”) that we will name in the relevant prospectus supplement. We may also choose to act as our own Warrant Trustee. We may also issue warrants without the use of a Warrant Indenture, and in such case, all the terms of the warrants shall be included in the form of warrant.

This summary of some of the provisions of the warrants is not complete. The statements made in this prospectus relating to any Warrant Indenture and warrants to be issued under this prospectus are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable Warrant Certificate and, if applicable, Warrant Indenture. Prospective investors should refer to the Warrant Certificate and/or Warrant Indenture relating to the specific warrants being offered for the complete terms of the warrants. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, any Warrant Certificate and/or Warrant Indenture describing the terms and conditions of warrants we are offering before the issuance of such warrants.

The applicable prospectus supplement relating to any warrants offered by the Company will describe the particular terms of those warrants and include specific terms relating to the offering.

Equity Warrants

The particular terms of each issue of equity warrants (“Equity Warrants”) will be described in the applicable prospectus supplement. This description will include, where applicable:

●	the designation and aggregate number of Equity Warrants;

●	the price at which the Equity Warrants will be offered;

●	the currency or currencies in which the Equity Warrants will be offered;

●	the date on which the right to exercise the Equity Warrants will commence and the date on which the right will expire;

●	the number of common stock that may be purchased upon exercise of each Equity Warrant and the price at which and currency or currencies in which the common stock may be purchased upon exercise of each Equity Warrant;

●	the designation and terms of any securities with which the Equity Warrants will be offered, if any, and the number of the Equity Warrants that will be offered with each security;

●	the date or dates, if any, on or after which the Equity Warrants and the other securities with which the Equity Warrants will be offered will be transferable separately;

●	whether the Equity Warrants will be subject to redemption and, if so, the terms of such redemption provisions;

●	whether we will issue the Equity Warrants as global securities and, if so, the identity of the depositary of the global securities;

●	if applicable, a discussion of material U.S. federal income tax considerations;

●	whether the Equity Warrants will be listed on any exchange; and

●	any other material terms or conditions of the Equity Warrants.

Holders of Equity Warrants will not be entitled:

●	to vote, consent, or receive dividends;

●	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

●	exercise any rights as stockholders.

Debt Warrants

The particular terms of each issue of debt warrants (“Debt Warrants”) will be described in the related prospectus supplement. This description will include, where applicable:

●	the designation and aggregate number of Debt Warrants;

●	the price at which the Debt Warrants will be offered;

●	the currency or currencies in which the Debt Warrants will be offered;

●	the date on which the right to exercise the Debt Warrants will commence and the date on which the right will expire;

●	the principal amount of debt securities that may be purchased upon exercise of each Debt Warrant and the price at which and currency or currencies in which that principal amount of debt securities may be purchased upon exercise of each Debt Warrant;

●	the designation and terms of any securities with which the Debt Warrants will be offered, if any, and the number of the Debt Warrants that will be offered with each security;

●	the date or dates, if any, on or after which the Debt Warrants and the other securities with which the Debt Warrants will be offered will be transferable separately;

●	the terms and provisions of the debt securities issuable upon the exercise of the Debt Warrants;

●	the minimum or maximum amount of Debt Warrants that may be exercised at any one time;

●	whether the Debt Warrants will be subject to redemption, and, if so, the terms of such redemption provisions;

●	whether we will issue the Debt Warrants as global securities and, if so, the identity of the depositary of the global securities;

●	if applicable, a discussion of material U.S. federal income tax considerations;

●	whether the Debt Warrants will be listed on any exchange; and

●	any other material terms or conditions of the Debt Warrants.

Holders of Debt Warrants will not be entitled:

●	to vote, consent, or receive dividends;

●	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

●	exercise any rights as stockholders.

Rights of Holders Prior to Exercise

Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the common stock or debt securities issuable upon exercise of the warrants.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe therein. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the Warrant Certificate representing the warrants to be exercised together with specified information, and paying the required amount to the Company or, if applicable, the Warrant Trustee, in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the Warrant Certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the Company or, if applicable, the Trustee.

Upon receipt of the required payment and the Warrant Certificate properly completed and duly executed at the Company or, if applicable, the corporate trust office of the Warrant Trustee or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the Warrant Certificate are exercised, then we will issue a new Warrant Certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Anti-Dilution

The Warrant Certificate and/or Warrant Indenture will specify that upon the subdivision, consolidation, reclassification or other material change of the common stock or debt securities or any other reorganization, amalgamation, merger or sale of all or substantially all of our assets, the warrants will thereafter evidence the right of the holder to receive the securities, property or cash deliverable in exchange for or on the conversion of or in respect of the common stock or debt securities to which the holder of a common stock or debt security would have been entitled immediately after such event. Similarly, any distribution to all or substantially all of the holders of common stock of rights, options, warrants, evidences of indebtedness or assets will result in an adjustment in the number of common stock to be issued to holders of Equity Warrants.

Global Securities

We may issue warrants in whole or in part in the form of one or more global securities, which will be registered in the name of and be deposited with a depositary, or its nominee, each of which will be identified in the applicable prospectus supplement. The global securities may be in temporary or permanent form. The applicable prospectus supplement will describe the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global security. The applicable prospectus supplement will describe the exchange, registration and transfer rights relating to any global security.

DESCRIPTION DEBT SECURITIES

We may issue debt securities in one or more series under an indenture (the “Indenture”), to be entered into between us and a third party trustee, or may be issued without the use of an indenture. If such debt securities are issued with the use of an Indenture, the Indenture will be subject to and governed by the United States Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). A copy of the form of the Indenture will be filed with the SEC as an exhibit to the registration statement of which this prospectus forms a part and will be filed on SEDAR. The following description sets forth certain general terms and provisions of the debt securities and is not intended to be complete. For a more complete description, prospective investors should refer to the Indenture and/or the terms of the debt securities, as applicable. If debt securities are issued without the use of an Indenture, all the terms of such debt security shall be included in the form of such debt security. If debt securities are issued, whether pursuant to an Indenture or without an Indenture, we will describe in the applicable prospectus supplement the particular terms and provisions of any series of debt securities and a description of how the general terms and provisions described below may apply to that series of debt securities. Prospective investors should rely on information in the applicable prospectus supplement and not on the following information to the extent that the information in such prospectus supplement is different from the following information. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, any supplemental indenture describing the terms and conditions of debt securities we are offering before the issuance of such debt securities.

We may issue debt securities and incur additional indebtedness other than through the offering of debt securities pursuant to this prospectus.

If we issue debt securities pursuant to an Indenture, the following provisions shall apply unless otherwise specified in the applicable prospectus supplement with respect to such issuance of debt securities:

General

The Indenture will not limit the aggregate principal amount of debt securities that we may issue under the Indenture and will not limit the amount of other indebtedness that we may incur. The Indenture will provide that we may issue debt securities from time to time in one or more series and may be denominated and payable in U.S. dollars, Canadian dollars or any foreign currency. Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be unsecured obligations of the Company. The Indenture will also permit the Company to increase the principal amount of any series of the debt securities previously issued and to issue that increased principal amount.

The applicable prospectus supplement for any series of debt securities that we offer will describe the specific terms of the debt securities and may include, but is not limited to, any of the following:

●	the title of the debt securities;

●	the aggregate principal amount of the debt securities;

●	the percentage of principal amount at which the debt securities will be issued;

●	whether payment on the debt securities will be senior or subordinated to our other liabilities or obligations;

●	whether payment of the debt securities will be guaranteed by any other person;

●	the date or dates, or the methods by which such dates will be determined or extended, on which we may issue the debt securities and the date or dates, or the methods by which such dates will be determined or extended, on which we will pay the principal and any premium on the debt securities and the portion (if less than the principal amount) of debt securities to be payable upon a declaration of acceleration of maturity;

●	whether the debt securities will bear interest, the interest rate (whether fixed or variable) or the method of determining the interest rate, the date from which interest will accrue, the dates on which we will pay interest and the record dates for interest payments, or the methods by which such dates will be determined or extended;

●	the place or places we will pay principal, premium, if any, and interest and the place or places where debt securities can be presented for registration of transfer or exchange;

●	whether and under what circumstances we will be required to pay any additional amounts for withholding or deduction for taxes with respect to the debt securities, and whether and on what terms we will have the option to redeem the debt securities rather than pay the additional amounts;

●	whether we will be obligated to redeem or repurchase the debt securities pursuant to any sinking or purchase fund or other provisions, or at the option of a holder and the terms and conditions of such redemption;

●	whether we may redeem the debt securities prior to maturity and the terms and conditions of any such redemption;

●	the denominations in which we will issue any registered debt securities, if other than denominations of $1,000 and any multiple of $l,000 and, if other than denominations of $5,000, the denominations in which any unregistered debt security shall be issuable;

●	whether we will make payments on the debt securities in a currency or currency unit other than U.S. dollars or by delivery of our common shares or other property;

●	whether payments on the debt securities will be payable with reference to any index, formula or other method;

●	whether we will issue the debt securities as global securities and, if so, the identity of the depositary for the global securities;

●	whether we will issue the debt securities as unregistered securities, registered securities or both;

●	any changes or additions to events of default or covenants whether or not such events of default or covenants are consistent with the events of default or covenants in the Indenture;

●	the applicability of, and any changes or additions to, the provisions for defeasance described under “Defeasance” below;

●	whether the holders of any series of debt securities have special rights if specified events occur;

●	the terms, if any, for any conversion or exchange of the debt securities for any other securities;

●	provisions as to modification, amendment or variation of any rights or terms attaching to the debt securities; and

●	any other terms, conditions, rights and preferences (or limitations on such rights and preferences) including covenants and events of default which apply solely to a particular series of the debt securities being offered which do not apply generally to other debt securities, or any covenants or events of default generally applicable to the debt securities which do not apply to a particular series of the debt securities.

Unless stated otherwise in the applicable prospectus supplement, no holder of debt securities will have the right to require the Company to repurchase the debt securities and there will be no increase in the interest rate if we become involved in a highly leveraged transaction or if the Company has a change of control.

We may issue debt securities bearing no interest or interest at a rate below the prevailing market rate at the time of issuance, and offer and sell the debt securities at a discount below their stated principal amount. We may also sell any of the debt securities for a foreign currency or currency unit, and payments on the debt securities may be payable in a foreign currency or currency unit.

We may issue debt securities with terms different from those of debt securities previously issued and, without the consent of the holders thereof, we may reopen a previous issue of a series of debt securities and issue additional debt securities of such series (unless the reopening was restricted when such series was created).

Ranking and Other Indebtedness

Unless otherwise indicated in an applicable prospectus supplement, the debt securities will be unsecured obligations and will rank equally with all of our other unsecured and other subordinated debt from time to time outstanding and equally with other debt securities issued under the Indenture. The Indenture will provide that the debt securities will be subordinated to and junior in right of payment to all present and future Senior Indebtedness. “Senior Indebtedness” will be defined in the Indenture as: (a) all indebtedness of the Company in respect of borrowed money, other than: (i) indebtedness evidenced by the debt securities; and (ii) indebtedness which, by the terms of the instrument creating or evidencing it, is expressed to rank in right of payment equally with or subordinate to the indebtedness evidenced by the debt securities; (b) all obligations of the Company for the reimbursement of amounts paid pursuant to any letter of credit, banker’s acceptance or similar credit transaction; and (c) all obligations of the type referred to in paragraphs (a) through (b) above of other persons for the payment of which we are responsible or liable as obligor, guarantor or otherwise. For greater certainty, “Senior Indebtedness” will include all indebtedness of the Company for borrowed money which is outstanding as at the date of the Indenture.

The Board may establish the extent and manner, if any, to which payment on or in respect of a series of debt securities will be senior or will be subordinated to the prior payment of our other liabilities and obligations, other than Senior Indebtedness, and whether the payment of principal, premium, if any, and interest, if any, will be guaranteed by any other person and the nature and priority of any security.

Debt Securities in Global Form

The Depositary and Book-Entry

Unless otherwise specified in the applicable prospectus supplement, a series of the debt securities may be issued in whole or in part in global form as a “global security” and will be registered in the name of or issued in bearer form and be deposited with a depositary, or its nominee, each of which will be identified in the applicable prospectus supplement relating to that series. Unless and until exchanged, in whole or in part, for the debt securities in definitive registered form, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of the depositary, by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any such nominee to a successor of the depositary or a nominee of the successor.

The specific terms of the depositary arrangement with respect to any portion of a particular series of the debt securities to be represented by a global security will be described in the applicable prospectus supplement relating to such series. We anticipate that the provisions described in this section will apply to all depositary arrangements.

Upon the issuance of a global security, the depositary therefor or its nominee will credit, on its book entry and registration system, the respective principal amounts of the debt securities represented by the global security to the accounts of such persons, designated as “participants”, having accounts with such depositary or its nominee. Such accounts shall be designated by the underwriters, dealers or agents participating in the distribution of the debt securities or by the Company if such debt securities are offered and sold directly by the Company. Ownership of beneficial interests in a global security will be limited to participants or persons that may hold beneficial interests through participants. Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary therefor or its nominee (with respect to interests of participants) or by participants or persons that hold through participants (with respect to interests of persons other than participants). The laws of some states in the United States may require that certain purchasers of securities take physical delivery of such securities in definitive form.

So long as the depositary for a global security or its nominee is the registered owner of the global security or holder of a global security in bearer form, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the Indenture. Except as provided below, owners of beneficial interests in a global security will not be entitled to have a series of the debt securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of such series of the debt securities in definitive form and will not be considered the owners or holders thereof under the Indenture.

Any payments of principal, premium, if any, and interest, if any, on global securities registered in the name of a depositary or securities registrar will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security representing such debt securities. None of the Company, any trustee or any paying agent for the debt securities represented by the global securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that the depositary for a global security or its nominee, upon receipt of any payment of principal, premium, if any, or interest, if any, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of such depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in a global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in “street name”, and will be the responsibility of such participants.

Discontinuance of Depositary’s Services

If a depositary for a global security representing a particular series of the debt securities is at any time unwilling or unable to continue as depositary or, if at any time the depositary for such series shall no longer be registered or in good standing under the Securities Exchange Act of 1934, as amended, and a successor depositary is not appointed by us within 90 days, we will issue such series of the debt securities in definitive form in exchange for a global security representing such series of the debt securities. If an event of default under the Indenture has occurred and is continuing, debt securities in definitive form will be printed and delivered upon written request by the holder to the trustee. In addition, we may at any time and in our sole discretion determine not to have a series of the debt securities represented by a global security and, in such event, will issue a series of the debt securities in definitive form in exchange for all of the global securities representing that series of debt securities.

Debt Securities in Definitive Form

A series of the debt securities may be issued in definitive form, solely as registered securities, solely as unregistered securities or as both registered securities and unregistered securities. Registered securities will be issuable in denominations of $1,000 and integral multiples of $1,000 and unregistered securities will be issuable in denominations of $5,000 and integral multiples of $5,000 or, in each case, in such other denominations as may be set out in the terms of the debt securities of any particular series. Unless otherwise indicated in the applicable prospectus supplement, unregistered securities will have interest coupons attached.

Unless otherwise indicated in the applicable prospectus supplement, payment of principal, premium, if any, and interest, if any, on the debt securities (other than global securities) will be made at the office or agency designated by the Company, or at our option we can pay principal, interest, if any, and premium, if any, by check mailed or delivered to the address of the person entitled at the address appearing in the security register of the trustee or electronic funds wire or other transmission to an account of persons who meet certain thresholds set out in the Indenture who are entitled to receive payments by wire transfer. Unless otherwise indicated in the applicable prospectus supplement, payment of interest, if any, will be made to the persons in whose name the debt securities are registered at the close of business on the day or days specified by us.

At the option of the holder of debt securities, registered securities of any series will be exchangeable for other registered securities of the same series, of any authorized denomination and of a like aggregate principal amount. If, but only if, provided in an applicable prospectus supplement, unregistered securities (with all unmatured coupons, except as provided below, and all matured coupons in default) of any series may be exchanged for registered securities of the same series, of any authorized denominations and of a like aggregate principal amount and tenor. In such event, unregistered securities surrendered in a permitted exchange for registered securities between a regular record date or a special record date and the relevant date for payment of interest shall be surrendered without the coupon relating to such date for payment of interest, and interest will not be payable on such date for payment of interest in respect of the registered security issued in exchange for such unregistered security, but will be payable only to the holder of such coupon when due in accordance with the terms of the Indenture. Unless otherwise specified in an applicable prospectus supplement, unregistered securities will not be issued in exchange for registered securities.

The applicable prospectus supplement may indicate the places to register a transfer of the debt securities in definitive form. Service charges may be payable by the holder for any registration of transfer or exchange of the debt securities in definitive form, and we may, in certain instances, require a sum sufficient to cover any tax or other governmental charges payable in connection with these transactions.

We shall not be required to:

●	issue or register the transfer of or exchange any series of the debt securities in definitive form during a period beginning at the opening of 15 business days before any selection of securities of that series of the debt securities to be redeemed and ending on the relevant date of notice of such redemption, as provided in the Indenture;

●	register the transfer of or exchange any registered security in definitive form, or portion thereof, called for redemption, except the unredeemed portion of any registered security being redeemed in part;

●	exchange any unregistered security called for redemption except to the extent that such unregistered security may be exchanged for a registered security of that series and like tenor; provided that such registered security will be simultaneously surrendered for redemption with written instructions for payment consistent with the provisions of the Indenture; or

●	issue or register the transfer of or exchange any of the debt securities in definitive form which have been surrendered for repayment at the option of the holder, except the portion, if any, of such debt securities not to be so repaid.

Merger, Amalgamation or Consolidation

The Indenture will provide that we may not amalgamate or consolidate with, merge into or enter into any statutory arrangement with any other person or, directly or indirectly, convey, transfer or lease all or substantially all of our properties and assets to another person, unless among other items:

●	the resulting, surviving or transferee person, if other than the Company, assumes all of our obligations under the debt securities and the Indenture; and

●	immediately after the transaction, no default or event of default under the Indenture shall have happened and be continuing.

When such a successor person assumes our obligations in such circumstances, subject to certain exceptions, we shall be discharged from all obligations and covenants under the debt securities and the Indenture.

Events of Default

Unless otherwise specified in the applicable prospectus supplement relating to a particular series of debt securities, the following is a summary of events which will, with respect to any series of the debt securities, constitute an event of default under the Indenture with respect to the debt securities of that series:

●	we fail to pay principal of, or any premium on, or any additional amounts in respect of, any debt security of that series when it is due and payable;

●	we fail to pay interest (including additional amounts) payable on any debt security of that series when it becomes due and payable, and such default continues for 30 days;

●	we fail to make any required sinking fund or analogous payment for that series of debt securities;

●	we fail to observe or perform any of our covenants or agreements in the Indenture that affect or are applicable to the debt securities of that series for 90 days after written notice to us by the trustee or to us and the trustee by holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series;

●	a default (as defined in any indenture or instrument under which we or one of our subsidiaries has at the date of the Indenture or will thereafter have outstanding any indebtedness) has occurred and is continuing, or we or any of our subsidiaries has failed to pay principal amounts with respect to such indebtedness at maturity and such event of default or failure to pay has resulted in such indebtedness under such indenture or instrument being declared due, payable or otherwise being accelerated;

●	certain events involving our bankruptcy, insolvency or reorganization; and

●	any other event of default provided for in that series of debt securities.

A default under one series of debt securities will not necessarily be a default under another series. The trustee may withhold notice to the holders of the debt securities of any default, except in the payment of principal or premium, if any, or interest, if any, if in good faith it considers it in the interests of the holders to do so and so advises us in writing.

If an event of default (except for events involving our bankruptcy, insolvency or reorganization) for any series of debt securities occurs and continues, the trustee or the holders of at least 25% in aggregate principal amount of the debt securities of that series may require us to repay immediately:

●	the entire principal and interest of the debt securities of the series; or

●	if the debt securities are discounted securities, that portion of the principal as is described in the applicable prospectus supplement.

If an event of default relates to events involving our bankruptcy, insolvency or reorganization, the principal of all debt securities will become immediately due and payable without any action by the trustee or any holder.

Subject to certain conditions, the holders of a majority of the aggregate principal amount of the debt securities of the affected series can rescind and annul an accelerated payment requirement. If debt securities are discounted securities, the applicable prospectus supplement will contain provisions relating to the acceleration of maturity of a portion of the principal amount of the discounted securities upon the occurrence or continuance of an event of default.

Other than its duties in case of a default, the trustee is not obligated to exercise any of the rights or powers that it will have under the Indenture at the request or direction of any holders, unless the holders offer the trustee reasonable security or indemnity. If they provide this reasonable security or indemnity, the holders of a majority in aggregate principal amount of any series of debt securities may, subject to certain limitations, direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred upon the trustee, for any series of debt securities.

We will be required to furnish to the trustee a statement annually as to our compliance with all conditions and covenants under the Indenture and, if we are not in compliance, we must specify any defaults. We will also be required to notify the trustee as soon as practicable upon becoming aware of any event of default.

No holder of a debt security of any series will have any right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or a trustee, or for any other remedy, unless:

●	the holder has previously given to the trustee written notice of a continuing event of default with respect to the debt securities of the affected series;

●	the holders of at least 25% in principal amount of the outstanding debt securities of the series affected by an event of default have made a written request, and the holders have offered reasonable indemnity, to the trustee to institute a proceeding as trustee; and

●	the trustee has failed to institute a proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of the series affected by an event of default a direction inconsistent with the request, within 60 days after receipt of the holders’ notice, request and offer of indemnity.

However, such above-mentioned limitations do not apply to a suit instituted by the holder of a debt security for the enforcement of payment of the principal of or any premium, if any, or interest on such debt security on or after the applicable due date specified in such debt security.

Defeasance

When we use the term “defeasance”, it means discharge from our obligations with respect to any debt securities of or within a series under the Indenture. Unless otherwise specified in the applicable prospectus supplement, if we deposit with the trustee cash, government securities or a combination thereof sufficient to pay the principal, interest, if any, premium, if any, and any other sums due to the stated maturity date or a redemption date of the debt securities of a series, then at our option:

●	we will be discharged from the obligations with respect to the debt securities of that series; or

●	we will no longer be under any obligation to comply with certain restrictive covenants under the Indenture and certain events of default will no longer apply to us.

If this happens, the holders of the debt securities of the affected series will not be entitled to the benefits of the Indenture except for registration of transfer and exchange of debt securities and the replacement of lost, stolen, destroyed or mutilated debt securities. These holders may look only to the deposited fund for payment on their debt securities.

To exercise the defeasance option, we must deliver to the trustee:

●	an opinion of counsel in the United States to the effect that the holders of the outstanding debt securities of the affected series will not recognize gain or loss for U.S. federal income tax purposes as a result of a defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance had not occurred;

●	a certificate of one of our officers and an opinion of counsel, each stating that all conditions precedent provided for relating to defeasance have been complied with.

If we are to be discharged from our obligations with respect to the debt securities, and not just from our covenants, the U.S. opinion must be based upon a ruling from or published by the United States Internal Revenue Service or a change in law to that effect.

In addition to the delivery of the opinions described above, the following conditions must be met before we may exercise our defeasance option:

●	no event of default or event that, with the passing of time or the giving of notice, or both, shall constitute an event of default shall have occurred and be continuing for the debt securities of the affected series;

●	we are not an “insolvent person” within the meaning of applicable bankruptcy and insolvency legislation; and

●	other customary conditions precedent are satisfied.

The Trustee

Any trustee under the Indenture or its affiliates may provide other services to the Company in the ordinary course of their business. If the trustee or any affiliate acquires any conflicting interest and a default occurs with respect to the debt securities, the trustee must eliminate the conflict or resign.

Resignation and Removal of Trustee

The trustee may resign or be removed with respect to one or more series of the debt securities and a successor trustee may be appointed to act with respect to such series.

DESCRIPTION OF RIGHTS

General

We may issue rights to our stockholders to purchase shares of our common stock or the other securities described in this prospectus. We may offer rights separately or together with one or more additional rights, common stock or warrants, debt securities, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following description sets forth certain general terms and provisions of the rights to which any prospectus supplement may relate. The particular terms of the rights to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the rights so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the rights, rights agreement or rights certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable rights agreement and rights certificate for additional information before you decide whether to purchase any of our rights. We will provide in a prospectus supplement the following terms of the rights being issued:

●	the date of determining the stockholders entitled to the rights distribution;

●	the aggregate number of shares of common stock or other securities purchasable upon exercise of the rights;

●	the exercise price;

●	the aggregate number of rights issued;

●	whether the rights are transferrable and the date, if any, on and after which the rights may be separately transferred;

●	the date on which the right to exercise the rights will commence, and the date on which the right to exercise the rights will expire;

●	the method by which holders of rights will be entitled to exercise;

●	the conditions to the completion of the offering, if any;

●	the withdrawal, termination and cancellation rights, if any;

●	whether there are any backstop or standby purchaser or purchasers and the terms of their commitment, if any;

●	whether stockholders are entitled to oversubscription rights, if any;

●	any applicable material U.S. federal income tax considerations; and

●	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights, as applicable.

Each right will entitle the holder of rights to purchase for cash the principal amount of shares of common stock or other securities at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock or other securities, as applicable, purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Rights Agent

The rights agent for any rights we offer will be set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We may issue units consisting of some or all of the securities described above, in any combination, including common stock, warrants, debt securities, and/or subscription rights. The terms of these units will be set forth in a prospectus supplement. The description of the terms of these units in the related prospectus supplement will not be complete. You should refer to the applicable form of unit and unit agreement for complete information with respect to these units.

LEGAL MATTERS

Procopio, Cory, Hargreaves & Savitch LLP, San Diego, California, will issue an opinion about certain legal matters with respect to the securities. Any underwriters or agents will be advised about legal matters relating to any offering by their own counsel.

EXPERTS

The consolidated financial statements of Logiq, Inc. (f/k/a Weyland Tech, Inc.) as of December 31, 2020 incorporated by reference in this prospectus, have been so incorporated in reliance on the report of Centurion ZD CPA & Co., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

2,926,000 Shares of Common Stock

631,579 Shares of Common Stock underlying a Warrant

LOGIQ, INC.

PROSPECTUS SUPPLEMENT

March 31, 2022